                                                                   EXHIBIT 10.21

                                    PROPERTY

                             I N D E X T O L E A S E
                             -----------------------

                                      FROM
                                      ----

                      BOSTON PROPERTIES LIMITED PARTNERSHIP

                                       TO
                                       --
                        PARAMETRIC TECHNOLOGY CORPORATION

ARTICLE
NUMBER                 CAPTION                                          PAGE
------                 -------                                          ----

  I           BASIC LEASE PROVISIONS AND
              ENUMERATION OF EXHIBITS                                    1

              Section 1.1    Introduction                                1
              Section 1.2    Background                                  1
              Section 1.3    Basic Data                                  2
              Section 1.4    Enumeration of Exhibits                     4

  II          PREMISES                                                   5

              Section 2.1    Demise and Lease of Premises                5

  III         LEASE TERM AND EXTENSION OPTIONS                           6

              Section 3.1    Term                                        6
              Section 3.2    Extension Options                           6

  IV          CONSTRUCTION                                               8

              Section 4.0    Landlord's Base Building Work               8
              Section 4.1    Cost of Landlord's Work                    11
              Section 4.2    Changes in Landlord's Work                 12
              Section 4.3    Work performed by Tenant                   12
              Section 4.4    Quality and Performance of Work            13
              Section 4.5    Early Access                               13
              Section 4.6    Unused Construction Contingency            13

   V          ANNUAL FIXED RENT                                         14

              Section 5.1    Fixed Rent                                     14

      VI      TAXES AND OPERATING EXPENSES                                  15

              Section 6.1    Definitions                                    15
              Section 6.2    Operating Costs Defined                        17
              Section 6.3    Tenant's Payments of Operating Expenses        21
              Section 6.4    Effect of Multiple Rent Commencement Dates     23
              Section 6.5    Management Fee Rent                            23

      VII     LANDLORD'S REPAIRS AND SERVICES                               24

              Section 7.1    Structural Repairs                             24
              Section 7.2    Other Repairs to be Made By Landlord           24
              Section 7.3    Services to be Provided by Landlord            24
              Section 7.4    Electricity                                    25
              Section 7.5    No Damage                                      25

     VIII     TENANT'S REPAIRS                                              26

              Section 8.1    Tenant's Repairs and Maintenance               26

      IX      ALTERATIONS                                                   27

              Section 9.1    Landlord's Approval                            27
              Section 9.1.1  Certain Alterations                            28
              Section 9.2    Conformity of Work                             28
              Section 9.3    Performance of Work, Governmental
                             Permits and Insurance                          28
              Section 9.4    Liens                                          29
              Section 9.5    Nature of Alterations                          29

       X      INTENTIONALLY OMITTED                                         30

      XI      CERTAIN TENANT COVENANTS                                      30

      XII     ASSIGNMENT AND SUBLETTING                                     33

              Section 12.1  Restrictions on Transfer                        33
              Section 12.2  Exceptions for Parent or Subsidiary             33
              Section 12.3  Exceptions for Certain Subleases                35
              Section 12.4  Consent of Landlord                             35
              Section 12.5  Tenant's Notice                                 36
              Section 12.6  Profit on Subleasing, Assignment, and

                            Certain Telecommunications License                    36
              Section 12.7  Additional Conditions                                 37

     XIII     INDEMNITY AND COMMERCIAL GENERAL
              LIABILITY INSURANCE                                                 38

              Section 13.1  Tenant's Indemnity                                    38
              Section 13.1.1   Landlord's Indemnity                               39
              Section 13.2  Commercial General Liability Insurance                40
              Section 13.3  Tenant's Property Insurance                           40
              Section 13.4  Non-Subrogation                                       41
              Section 13.5  Tenant's Risk                                         41
              Section 13.6  Landlord's Insurance                                  41

      XIV     FIRE, CASUALTY AND TAKING                                           42

              Section 14.1  Repair of Damage Caused by Casualty                   42
              Section 14.2  Landlord's Termination Rights                         43
              Section 14.3  Tenant's Termination Rights                           45
              Section 14.4  General Provisions Relating to
                            Any Casualty Termination                              47
              Section 14.5  Intentionally Omitted                                 47
              Section 14.6  Tenant's Termination Rights
                            Based upon Taking                                     48
              Section 14.7  General Taking Provisions                             48
              Section 14.8  Taking Proceeds                                       49
              Section 14.9  Temporary Taking                                      50

      XV      DEFAULT                                                             50

              Section 15.1  Tenant's Default                                      50
              Section 15.2  Termination; Re-Entry                                 51
              Section 15.3  Continued Liability; Re-Letting                       51
              Section 15.4  Liquidated Damages                                    52
              Section 15.5  Intentionally Omitted                                 53
              Section 15.6  Landlord's Default; Tenant's Self-Help                54

      XVI     MISCELLANEOUS PROVISIONS                                            56

              Section 16.1  Waiver                                                56
              Section 16.2  Cumulative Remedies                                   56
              Section 16.3  Quiet Enjoyment                                       56
              Section 16.4  Surrender                                             57
              Section 16.5  Brokerage                                             58
              Section 16.6  Invalidity of Particular Provisions                   58

              Section 16.7      Provisions Binding, Etc.                          58
              Section 16.8      Recording                                         59
              Section 16.9      Notices and Time for Action                       59
              Section 16.10     When Lease Becomes Binding                        60
              Section 16.11     Paragraph Headings                                60
              Section 16.12     Rights of Mortgagee                               60
              Section 16.13     Intentionally Omitted                             61
              Section 16.14     Intentionally Omitted                             61
              Section 16.15     Landlord's Financing, Tenant's
                                Shadow Rating                                     61
              Section 16.16     Status Report and Financial Statements            61
              Section 16.17     Intentionally Omitted                             62
              Section 16.18     Holding Over                                      62
              Section 16.19     Entry by Landlord                                 62
              Section 16.20     Tenant's Payments                                 63
              Section 16.21     Late Payment                                      63
              Section 16.22     Counterparts                                      63
              Section 16.23     Entire Agreement                                  63
              Section 16.24     Limitations on Landlord                           64
              Section 16.25     No Partnership                                    64
              Section 16.26     Letters of Credit                                 64
              Section 16.27     Governing Law                                     67
              Section 16.28     Signage                                           67
              Section 16.29     Intentionally Omitted                             68
              Section 16.30     Landlord's Consent                                68
              Section 16.31     Tenant's Right of First Refusal to
                                Purchase the Property                             68
              Section 16.32     Arbitration                                       72
              Section 16.33     Confidentially                                    73

         Exhibit A-1       Legal Description

         Exhibit A-2       Site Plan

         Exhibit B-1       Base Building Work Plans and Specifications

         Exhibit B-2       Tenant Improvement Work Plans and Specifications

         Exhibit B-3       Plans and Specifications for Off-Site Mitigation Work

         Exhibit B-4       Qualifications and Assumptions with respect to Landlord's Work

         Exhibit C         Landlord's Services

         Exhibit D         Property Floor Plans

         Exhibit E         Form of Commencement Date Agreement

         Exhibit F         Intentionally Omitted

         Exhibit G         Broker Determination of Prevailing Fair Market Rent

         Exhibit H-1       Form of General Letter of Credit

         Exhibit H-2       Form of TI Letter of Credit

                  140 KENDRICK STREET, NEEDHAM, MASSACHUSETTS

     THIS INSTRUMENT IS AN INDENTURE OF LEASE made as of this 14th day of December, 1999 ("Execution Date") in which the Landlord and the Tenant are the parties hereinafter named, and which relates to the land ("Land") and the buildings to be constructed thereon, now know as and numbered 140 Kendrick Street, Needham, Massachusetts.

     The parties to this instrument hereby agree with each other as follows:

                                   ARTICLE I
                                   ---------
              BASIC LEASE PROVISIONS AND ENUMERATIONS OF EXHIBITS
              ---------------------------------------------------

1.1  INTRODUCTION.  The following sets forth the basic data and identifying
     ------------
     Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2  BACKGROUND.   Reference is made to the following:
     ----------

     A. Prior to the Execution Date, Tenant owned the Land. A legal description of the Land is attached hereto as Exhibit A-1 and is substantially as shown in the site plan ("Site Plan") attached hereto as Exhibit A-2.

     B. Tenant conveyed the Land to Landlord on the Execution Date pursuant to a Purchase and Sale and Leaseback Agreement dated December 10, 1999 by and between Tenant, as Seller, and Landlord, as Buyer.

     C. The parties intend that Landlord construct three buildings, including a concourse between two of the buildings, a 1,127 space parking structure ("Garage"), and 207 surface parking spaces on the Land. Each building is referred to herein as a "Building", and the Buildings are collectively referred to herein as the "Buildings". The three buildings are referred to herein as Building A, Building B, and Building C and are shown on the Site Plan. "Landlord's Work" shall be defined as base building work ("Base Building Work") described in the plans and specifications referenced on Exhibit B-1, the tenant improvement work ("Tenant Improvement Work") described in the plans and specifications referenced on Exhibit B-2, the off-site mitigation work described on Exhibit B-3, and the Qualifications and Assumptions with respect to Landlord's Work set forth on Exhibit B-4.

1.3  BASIC DATA.
     ----------

     Execution Date:                      December 14, 1999

     Landlord:                            Boston Properties Limited Partnership

     Present Mailing Address
     of Landlord:                         800 Boylston Street
                                          Boston, Massachusetts 02199-8001
                                          Attention: General Counsel

     Landlord's Construction
     Representative:                      James C. Rosenfeld or John Camera

     Tenant:                              Parametric Technology Corporation,
                                          a Massachusetts corporation

     Present Mailing Address of Tenant:   128 Technology Drive
                                          Waltham, Massachusetts 02453
                                          Attention: Mr. Joseph M. Joyce,
                                                     Director of Real Estate


     Tenant's Construction
     Representative:                      Mr. Joseph M. Joyce

     Term or Lease Term:                  Commencing on the Commencement Date
                                          and terminating as of the date
                                          ("Expiration Date") twelve (12) years
                                          after the first Rent Commencement
                                          Date.

     Extension Options:                   Three (3) consecutive periods of five
                                          (5) years each as provided in and on
                                          the terms set forth in Section 3.2
                                          hereof.

     Rent Year:                           If the Rent Commencement Date in
                                          respect of each of Building A,
                                          Building B, and Building C occurs on
                                          or before March 1, 2001, then:

                                          (i) the first Rent Year in respect of
                                          each Building shall commence as of the
                                          Rent Commencement Date in respect of
                                          such Building and the first Rent Year
                                          in respect of all three Buildings
                                          shall end as of the day immediately
                                          preceding the first anniversary of the
                                          first Rent Commencement Date, and

                                          (ii) each subsequent Rent Year for all
                                          three Buildings shall be the twelve
                                          month period commencing as of any
                                          anniversary of the first Rent
                                          Commencement Date.

                                          If the Rent Commencement Date in
                                          respect of any Building occurs after
                                          March 1, 2001, then the Rent Year in
                                          respect of each Building shall be
                                          defined as the twelve (12) month
                                          period commencing as of the Rent
                                          Commencement Date in respect of such
                                          Building, or as of any anniversary of
                                          such Rent Commencement Date.

     Commencement Date:                   The Execution Date.

     Rent Commencement Date:              See Section 3.1.

     Premises or Property:                The Land and all of the improvements
                                          thereon to be constructed as part of
                                          Landlord's Work ("Improvements").

     Rentable Floor Area of
     the Buildings:                       Is agreed to be 380,987 square feet.
                                          The Rentable Floor Area of Buildings
                                          is as follows:

                                          Building          Rentable Floor Area

                                             A              108,907 square feet
                                             B              101,346 square feet
                                             C              170,734 square feet

     Annual Fixed Rent:
          Initial Term:


         Rent         Annual Fixed Rent            Monthly Payment
                                  -----                    -------
         Year

          1-4           $8,659,834.51                $721,652.88
          5-8           $9,376,090.07                $781,340.84
         9-12          $10,092,345.63                $841,028.80

                  Extension Options:                 See Section 3.2.

     Tenant Electricity:                  Separately metered to Tenant as
                                          described in Section 7.4.

     Additional Rent:                     All charges and other sums payable by
                                          Tenant as set forth in this Lease, in
                                          addition to Annual Fixed Rent.

     Management Fee:                      See Section 6.5.

     Initial Minimum Limits               $10,000,000 combined (primary and
     of Tenant's Commercial               excess coverage) single limit per
     General Liability Insurance:         occurrence on a per location basis.

     Permitted Use:                       General office use, research and
                                          development, and other ancillary uses
                                          (including a cafeteria), subject to
                                          applicable zoning and other laws and
                                          all governmental permits and approvals
                                          applicable to the Property.

     Broker:                              Spaulding & Slye Colliers Services
                                          Limited Partnership


     Letters of Credit:
       TI Letter of Credit:               $16,429,000.00
       General Letter of Credit:          $8,700,000.00, subject to reduction in
                                          accordance with Section 16.26 of the
                                          Lease, and subject to increase in
                                          accordance with Section 12.2.

     Landlord's Work:                     See Paragraph C of Section 1.2.

     Base Building Work:                  See Paragraph C of Section 1.2.

     Tenant Improvement Work:             See Paragraph C of Section 1.2.

     Off-Site Mitigation Work:            See Paragraph C of Section 1.2.

1.4  ENUMERATION OF EXHIBITS. The following Exhibits attached hereto are a
     -----------------------
     part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

         Exhibit A-1       Legal Description of Land

         Exhibit A-2       Site Plan

         Exhibit B-1       Plans and Specifications for Base Building Work

         Exhibit B-2       Plans and Specifications for Tenant Improvement Work

         Exhibit B-3       Off-Site Mitigation Work

         Exhibit B-4       Assumptions and Qualifications with respect to
                           Landlord's Work

         Exhibit C         Landlord's Services

         Exhibit D         Intentionally Omitted

         Exhibit E         Form of Commencement Date Agreement

         Exhibit F         Intentionally omitted.

         Exhibit G         Broker Determination of Prevailing Fair Market Rent

         Exhibit H-1       Form of General Letter of Credit

         Exhibit H-2       Form of TI Letter of Credit


                                  ARTICLE II
                                  ----------
                                   PREMISES
                                   --------
2.1      DEMISE AND LEASE OF PREMISES.
         ----------------------------

         A. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the entire Premises, subject to provisions of this Lease.

         B. Measurement of Rentable Floor Area. The parties acknowledge and agree that: (i) they have agreed upon the Rentable Floor Area of the Buildings, (ii) the agreed upon amounts are based upon the plans and specifications for the Base Building Work, as described on Exhibit B-1, which were prepared by the Tenant and which were approved by Landlord, and (iii) such agreed upon amounts are set forth in Section 1.3 of this Lease.

                                  ARTICLE III
                                  -----------

                        LEASE TERM AND EXTENSION OPTIONS
                        --------------------------------

3.1  TERM.  The Term of this Lease shall be the period specified in Section 1.3
     ----
     hereof as the "Lease Term", unless sooner terminated or extended as herein provided. The Lease Term hereof shall commence on the Execution Date. The Rent Commencement Date in respect of each Building shall be defined as the first to occur of:

     A. The Substantial Completion Date, as defined in Section 4.0, with respect to such Building; or

     B. With Landlord's prior written approval, which approval shall not be unreasonably withheld, the date on which Tenant commences use of such Building, or any portion of such Building, for the regular conduct of Tenant's business (the parties hereby agreeing that the installation and testing of Tenant's furniture, fixtures and equipment shall not be considered to be business purposes).

     At the request of either Landlord or Tenant and as soon as may be convenient after each Rent Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit E hereto, of a written Commencement Date Agreement in which such Rent Commencement Date and specified Lease Term of this Lease shall be stated, provided however, that the failure by either party to execute such Commencement Date Agreements shall not affect the Rent Commencement Dates or the Lease Term.

3.2  EXTENSION OPTIONS.
     -----------------

     A.   Exercise of Options. On the conditions (which conditions Landlord
          -------------------
     may waive by written notice to Tenant) that: (i) at the time of exercise of the herein described options to extend there exists no "Event of Default" (defined in Section 15.1) and that this Lease is still in full force and effect, and (ii) Tenant is in compliance with the Occupancy Condition, as hereinafter defined, as of the commencement of the Extended Term in question, Tenant shall have the right to extend the Term hereof for three
     (3) consecutive periods of five (5) years each as hereinafter set forth. Each option period is sometimes herein referred to as the "Extended Term." Each Extended Term shall be upon all the same terms, conditions, covenants and agreements herein which were in effect immediately preceding the commencement of such Extended Term, except that: (i) the Annual Fixed Rent for each Extended Term shall be equal to ninety-five percent (95%) of the Prevailing Fair Market Rent as defined in Exhibit G and as determined in accordance with Paragraph B of this Section 3.2, and (ii) there shall be no further option to extend the Term other than the three (3) five (5) year Extended Terms provided in this Section 3.2.

     B.  Determination of Prevailing Fair Market Rent and Exercise of Extension
         ----------------------------------------------------------------------
     Option.  If Tenant desires to exercise its first option to extend the Term,
     ------
     then Tenant shall give a written request ("Tenant's Request") to Landlord not earlier than thirty (30) months nor later than twenty-six (26) months prior to the expiration of the initial Term of this Lease requesting Landlord's quotation to Tenant of a proposed Annual Fixed Rent for the applicable Extended Term. If Tenant desires to exercise either its second or third option to extend the Term, then Tenant shall give Tenant's Request to Landlord not earlier than twenty-four (24) months nor later than twenty
     (20) months prior to the expiration of the first Extended Term or the second Extended Term, as the case may be. Landlord shall, within ten (10) days of Landlord's receipt of any such Tenant's Request, give to Tenant a written notice ("Landlord's Quotation") setting forth Landlord's quotation of such Annual Fixed Rent. If, at the expiration of the thirty (30) day period (the "Negotiation Period") after the date Tenant receives Landlord's Quotation, Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to give written notice ("Tenant's Exercise Notice") exercising Tenant's right to extend the term of the Lease for the Extended Term in question. Tenant's Exercise Notice may require that the determination of the Annual Fixed Rent to be paid by Tenant during the Extended Term in question be submitted to a broker determination (the "Broker Determination") of the Prevailing Fair Market Rent (as defined in Exhibit G) for such Extended Term in the manner set forth in Exhibit G. If Tenant fails timely to give Tenant's Request, or if Tenant fails timely to give Tenant's Exercise Notice, then Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Section
     3.2. If Tenant timely gives Tenant's Request and Tenant's Exercise Notice, but Tenant does not require a Broker Determination, then the Annual Fixed Rent payable by Tenant for the Extended Term in question shall be equal to the Annual Fixed Rent set forth in Landlord's Quotation. If Tenant timely gives Tenant's Request and Tenant's Exercise Notice, and if Tenant's exercise notice requires a Broker Determination, then the Annual Fixed Rent for such Extended Term shall be based upon ninety-five (95%) percent of the Prevailing Fair Market Rent of the Premises as of the commencement of such Extended Term, as determined by the Broker Determination.

     C. Upon the timely giving of Tenant's Request and of Tenant's Exercise Notice by Tenant with respect to any Extended Term, in accordance with the provisions of Section 3.2(B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and Tenant shall not have the right to exercise its third extension option unless it has duly exercised both its first and second extension options. In no event shall the Lease Term hereof be extended for more than fifteen (15) years after the expiration of the Original Lease Term hereof.

     D.   Occupancy Condition.  For the purposes of this Section 3.2, Tenant
          -------------------
     shall be deemed to have satisfied the "Occupancy Condition" if: (i) Tenant has not (except for an assignment permitted without Landlord's consent under Section 12.2) assigned its interest in the Lease, and (ii) any of one of the following conditions are satisfied:

          (x) Tenant has not (except for subleases permitted without Landlord's consent under Section 12.2) subleased more than fifty-five (55%) percent of the Premises, or

          (y) Tenant has not (except for subleases permitted without Landlord's consent under Section 12.2) subleased any portion of either Building A or of Building B; or

          (z) Tenant has not (except for subleases permitted without Landlord's consent under Section 12.2) subleased any portion of Building C.

                                   ARTICLE IV
                                   ----------
                                  CONSTRUCTION
                                  ------------

4.0  LANDLORD'S WORK.
     ---------------

     A. Target Dates. Subject to delays due to Landlord's Force Majeure, as defined in Section 7.5, Landlord shall use reasonable speed and diligence in the performance of Landlord's Work, to achieve the Actual Substantial Completion Dates with respect to both Building A and Building B on or before December 15, 2000 and to achieve the Actual Substantial Completion Date with respect to all of Landlord's Work on or before January 25, 2001 (said December 15, 2000 and January 25, 2001 dates being referred to herein as "Target Dates"). Landlord shall use all diligent efforts to enforce its rights against Landlord's general contractor to achieve the Actual Substantial Completion Date of Landlord's Work on or before the Target Dates; however, notwithstanding anything to the contrary herein contained, but subject to Paragraph F of this Section 4.0, Tenant shall have no claim against Landlord, and Landlord shall have no liability to

     Tenant, based upon Landlord's failure to substantially complete Landlord's Work on or before such Target Dates. Landlord shall, during the performance of Landlord's Work, furnish to Tenant monthly reports of the status of the Landlord's Work including a construction schedule and the completion of work to date.

     B. The "Actual Substantial Completion Date" with respect to any Building shall be defined as the date on which: (i) the portion of Landlord's Work to be performed with respect to such Building is substantially complete, other than Punch List Items, as hereinafter defined, and (ii) subject to Paragraph G of this Section 4.0, Landlord has obtained a certificate of occupancy permitting Tenant to legally occupy such Building, and (iii) the portion of Landlord's Work to be performed with respect to the Garage is substantially complete, other than Punch List Items, and (iv) subject to Paragraph G of this Section 4.0, Landlord has obtained a certificate of occupancy ("Garage Certificate of Occupancy") permitting Tenant to legally use the Garage. Any dispute with respect to any Substantial Completion Date shall be submitted to arbitration in accordance with Section 16.32 of the Lease and the decision of the arbitrators as to such dates shall be deemed conclusive and binding on both Landlord and Tenant. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

     C. The "Substantial Completion Date" with respect to any Building shall be the "Actual Substantial Completion Date" with respect to such Building, unless Landlord's Work is actually delayed by Tenant Delays, as hereinafter defined, in which event the "Substantial Completion Date" with respect to any Building shall be defined as the date that the Actual Substantial Completion Date with respect to such Building would have occurred but for such Tenant Delays.

     D. "Punch List Items" shall be defined as minor, punch list type items of work and adjustment of equipment and fixtures in the Premises which can be completed after Tenant commences its occupancy of the Premises without causing material interference with Tenant's use of the Premises for the conduct of its business. Landlord shall complete, as soon as conditions practically permit, all Punch List Items, and Tenant shall cooperate with Landlord in providing access during the performance as may be required to complete such work in a normal manner. Notwithstanding the foregoing, after Tenant opens for business in the Premises, the completion of all Punch List Items which involve the making of noise which would interfere with the operation of a first-class business office or the creation of any dirt or debris in any portion of the Premises then occupied by Tenant will be performed after the Building's business hours. Landlord shall use all reasonable efforts to complete Punch List Items with respect to the portion of Landlord's Work performed for any Building within thirty (30) days after the Actual Substantial Completion Date for such Building, except Landlord shall use all reasonable efforts to complete Punch List Items which cannot reasonably be completed within thirty (30) days after such Actual Substantial Completion Date, as soon as reasonably possible after such Actual Substantial Completion Date.

     E. A "Tenant Delay" shall be defined as any delay in the performance of Landlord's Work to the extent that such delay is directly caused by any act, omission, or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment (including, without limitation, any such delay which results in a delay by Landlord in obtaining the Certificate of Occupancy).

     F.   Tenant's Termination Right.

          Notwithstanding anything to the contrary herein contained, if the first Rent Commencement Date does not occur on or before July 15, 2001, then Tenant shall have the right to terminate the Lease by giving Landlord a written notice ("Termination Notice") after July 15, 2001. If the first Rent Commencement Date does not occur on or before the date ninety (90) days after Landlord receives the Termination Notice from Tenant ("Effective Termination Date"), then the Term shall terminate effective as of the Effective Termination Date, Landlord shall promptly return both the General Letter of Credit and the TI Letter of Credit to Tenant, and neither party shall have any further liability to other party. If the Rent Commencement Date occurs on or before the Effective Termination Date, then the Termination Notice shall be void and without further force or effect and Tenant shall have no right to terminate the Lease pursuant to this Paragraph F.

     G. Flammables Permit. Reference is made to the fact that, as of the Execution Date, a flammables permit or license ("Flammables Permit") has not been obtained from the Town of Needham ("Town") and that Landlord may not be able to obtain the Garage Certificate of Occupancy or the Certificate of Occupancy for any of the Buildings without obtaining the Flammables Permit. Landlord agrees, promptly after the Execution Date, to apply for, and to diligently pursue the obtaining of the Flammables Permit. Provided that Landlord has made such diligent efforts, as aforesaid, then the issuance of Certificates of Occupancy for the Garage or for any of the Buildings shall not be conditions to the occurrence of the Rent
                     ---
     Commencement Date for any of the Buildings if the sole reason why Landlord is unable to obtain any such Certificates of Occupancy is Landlord's inability to obtain the Flammables Permit. If the Town fails to issue the Flammables Permit before the portion of Landlord's Work to be performed with respect to the Garage or with respect to any Building is substantially complete, or if the Town denies the issuance of the Flammables Permit, or if the Town issues the Flammables Permit subject to conditions which are other than the filing of a complete and accurate application for the Flammables Permit and the payment of all application and license fees for the Flammables Permit, then, and in any of such circumstances: (i) it shall be deemed that the Flammables Permit has not been obtained, and (ii) Landlord shall diligently pursue all appeals which are available to Landlord to obtain the Flammables Permit as soon as possible. Landlord shall have no obligation to perform or be subject to any conditions imposed in connection with the issuance of the Flammables Permit.

4.1  COST OF LANDLORD'S WORK
     -----------------------

     A. Subject to Paragraph C of this Section 4.1, Landlord shall be responsible for the entire cost of the Base Building Work.

     B. Landlord shall fund the cost of Tenant Improvement Work, subject to the provisions of this Paragraph B. Tenant shall pay to Landlord an amount ("Tenant Payment") equal to the sum of Sixteen Million Four Hundred Twenty-Thousand ($16,429,000.00) Dollars towards the cost of performing the Tenant Improvement Work. Tenant shall pay to Landlord the Tenant Payment as follows:

         . Tenant shall pay to Landlord $4,699,000.00 on the Rent Commencement Date with respect to Building A
         . Tenant shall pay to Landlord $4,370,000.00 on the Rent Commencement Date with respect to Building B
         . Tenant shall pay to Landlord $7,360,000.00 on the Rent Commencement Date with respect to Building C.

     C. Tenant shall be responsible for any costs incurred by Landlord in performing Landlord's Work to the extent that the same arise directly from Tenant Delays. Such costs, together with interest at the rate specified in
     Section 16.21, accruing on such costs from the date that such costs are incurred by Landlord until paid by Tenant, shall be due and payable by Tenant, as additional rent, after the final Rent Commencement Date within thirty (30) days of billing therefor.

     D. As security for Tenant's obligation to pay the Tenant Payment to Landlord, Tenant shall, at the time that Tenant executes and delivers the Lease to Landlord, deliver to Landlord the TI Letter of Credit, as defined in Section 16.26. If Tenant fails timely to pay to Landlord any portion of the Tenant Payment when such portion is due, Landlord shall have the right, upon five (5) business days written notice to Tenant to draw down a portion of the TI Letter of Credit equal to the past due amount and to apply the proceeds of the TI Letter of Credit against such past due portion of the Tenant Payment. If for any reason any portion of the Tenant Payment is due and payable from Tenant on or after the date thirty (30) days prior to the Stated Expiration Date of the TI Letter of Credit (as the same may be extended), Tenant shall, within five (5) business days of demand by Landlord deliver to Landlord either an amendment of the TI Letter of Credit extending the Stated Expiration Date for an additional one (1) year period or a substitute TI Letter of Credit in place of the TI Letter of Credit for an additional one (1) year period. If Tenant fails timely to deliver such amendment or substitute TI Letter of Credit, Landlord shall have the right, without further notice, to draw down the entire TI Letter of Credit, less the amount of any portion of the Tenant Payment previously paid by Tenant to Landlord, and hold the proceeds of such draw in an interest bearing account as security for Tenant's obligation to pay the Tenant Payment, as aforesaid. Upon the full payment of the Tenant Payment to Landlord, Landlord shall return the TI Letter of Credit to Tenant.

4.2  CHANGES IN LANDLORD'S WORK.  Either party may initiate requests for changes
     --------------------------
     in the scope of Landlord's Work. Upon such a request, the parties shall work in good faith to negotiate the scope and effect of the proposed change and a new Lease to accommodate such proposed changes. However, in no event shall any changes be effected without the written consent of both Landlord and Tenant, and if a change which is proposed by either party is not agreed to in writing by both parties, then, notwithstanding anything to the contrary herein contained, neither party shall have any rights or liabilities to the other party based upon such proposed change and this Lease shall remain unchanged and in full force and effect.

4.3  WORK PERFORMED BY TENANT. Subject always to the provisions of this Lease,
     ------------------------
     when Tenant employs any contractors in preparing the Premises for Tenant's occupancy: (i) Landlord will give Tenant reasonable advance notice of the date on which the Premises will be ready for such other contractors and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors, and (ii) Tenant shall take necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work. Subject to the foregoing clause (ii) of this
     Section 4.3, Landlord shall use reasonable efforts to accommodate the performance of the work to be performed by Tenant's contractors in preparing the Premises for Tenant's occupancy. Landlord's representatives shall meet with Tenant representatives periodically throughout the performance of Landlord's Work (at least monthly, and more frequently if reasonably requested by Tenant) to the end that Tenant shall have sufficient information about the schedule for the performance of Landlord's Work so that Tenant shall be able to schedule and coordinate the performance of any work or installations to be performed by Tenant with the performance of Landlord's Work.

4.4  QUALITY AND PERFORMANCE OF WORK.
     -------------------------------

     A. All construction work required or permitted by this Lease shall, in all material respects, be done: (i) in accordance with the plans and specifications for Landlord's Work which are referenced on Exhibits B-1, B-2, B-3, and B-4, (ii) in a good and workmanlike manner, and (iii) in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all Insurance Requirements (as defined in Section 9.1 hereof). Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party's behalf by any Construction Representative of the party named in Section 1.3 or any person hereafter designated in substitution or addition by notice to the party relying.

     B. Subject to the provisions of this Paragraph B, Landlord shall be responsible to Tenant for latent defects in Landlord's Work, but only: (i) to the extent that such latent defects are covered by valid and enforceable warranties which Landlord has from any contractor or vendor who provided labor and/or materials in connection with Landlord's Work, and (ii) to the extent that Tenant gives Landlord notice in writing of a defect in Landlord's Work within the applicable time period under any such warranty. As Landlord's sole obligation to Tenant based upon any such latent defect, Landlord shall, at Landlord's option, either pursue a claim for the correction of such defect directly against the contractor or vendor in question, or Landlord shall assign any such warranties to Tenant for enforcement.

4.5  EARLY ACCESS
     ------------

     With Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, without payment of Annual Fixed Rent or other charges, to enter the Premises prior to the Substantial Completion Date, during normal business hours and such other times as Landlord's contractor is performing work on the Premises, and without payment of rent, to perform such work (including, without limitation, the installation of Tenant's computer room, furniture, equipment, and other personal property of Tenant) as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

4.6  UNUSED CONSTRUCTION CONTINGENCY
     -------------------------------

     Reference is made to the fact that Landlord's general contractor is carrying a construction contingency in the amount of $1,250,000.00 under its Guaranteed Maximum Price contract to perform Landlord's Work and that Landlord itself is carrying a construction change order contingency in the amount of $550,000.00 in connection with the performance of Landlord's Work (collectively "Contingencies"). Landlord agrees that if, Landlord achieves a savings in such Contingencies, Landlord will, after the completion of Landlord's Work create a reserve fund ("Reserve Fund") equal to the lesser of: (i) $900,000.00, or (ii) fifty percent (50%) of the amount of such savings in such Contingencies. The Reserve Fund shall be used for the payment of improvements to the Property which may be mutually agreed upon by Landlord and Tenant (each acting reasonably) during the initial Lease Term or during any Extended Term; however, to the extent that the Reserve Fund is not used for such improvements, then the entire balance of the Reserve Fund shall, upon the termination of the Term or any Extended Term, be retained by Landlord solely for the benefit of Landlord.

                                   ARTICLE V
                                   ---------
                               ANNUAL FIXED RENT
                               -----------------

5.1  FIXED RENT.
     ----------

     A. Subject to Paragraph B of this Section 5.1, Tenant agrees to pay to Landlord, or as directed by Landlord at such place as Landlord shall from time to time designate by notice, (1) commencing on the Rent Commencement Date, as herein defined, for each Building, and thereafter monthly, in advance, on the first day of each and every calendar month during the initial Lease Term, one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.3 hereof and (2) on the first day of each and every calendar month during each Extended Term (if exercised), one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the applicable Extended Term. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of at P.O. Box 3557, Boston, Massachusetts 02241-3557, and all remittances received by BOSTON PROPERTIES LIMITED PARTNERSHIP, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

     B.  Notwithstanding anything to the contrary herein contained:

     1. Tenant shall have no obligation to pay Annual Fixed Rent or other charges with respect to any Building prior to the Rent Commencement Date with respect to such Building, and

     2. If all of the Buildings do not have the same Rent Commencement Date and/or, in accordance with the definition of the term "Rent Year", as set forth in Section 1.3, all of the Buildings do not have the same Rent Year after the first Rent Year, then the amount of Annual Fixed Rent payable in respect of each Building shall be based upon a pro rata allocation to such Building based upon the rent schedule and the agreed upon Rentable Floor Area of such Building as set forth in Section 1.3.

     C. Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date in respect of any Building shall occur on other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord in respect of such Building shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from such Rent Commencement Date to the first day of the succeeding calendar month.

     D. Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof in respect of any Building shall be determined in similar fashion and shall commence on the Rent Commencement Date in respect of such Building and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

     The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement, except as expressly set forth in the Lease.


                                  ARTICLE VI
                                  ----------
                         TAXES AND OPERATING EXPENSES
                         ----------------------------

6.1  DEFINITIONS. With reference to the real estate taxes and Operating Expenses
     -----------
     referred to in this Article VI, it is agreed that terms used herein are defined as follows:

     A. "Tax Year" means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

     B. "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate "real estate taxes" (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

     C. "Real estate taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on, or, subject to the provisions of this Paragraph C, allocable by Landlord to, the Buildings which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing or operation of the Property, less the amount of any abatements received by Landlord (net of the reasonable amount of any costs incurred by Landlord in obtaining such abatements to the extent that Landlord has not previously included such costs in Operating Expenses), and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included in real estate taxes shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes interest or penalties on late payment of real estate taxes (except to the extent that such late payment is due to late payment of real estate taxes by Tenant), all linkage payments, special assessments imposed prior to the Commencement Date, and all income, estate, succession, gift, inheritance, corporate excise and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Property, were the only property of Landlord. To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments. Real estate taxes for the Tax Years in which each Rent Commencement Date and the Expiration Date occur shall be pro-rated between Landlord and Tenant.

          D. Landlord will, upon the written request of Tenant, either apply for abatements, or allow Tenant to apply for abatements in their own name, or in Landlord's name, at Tenant's own cost (subject to Tenant's right to recover such costs on a first dollar basis from the abatement proceeds, if any). If Tenant applies for an abatement of real estate taxes, then Landlord shall have the right to be involved in each step of the abatement process, including, without limitation, Landlord's right to approve all filings in connection with such abatement proceedings (such approval not to be unreasonably withheld) and the right to attend all meetings between Tenant and its representatives and the representatives of the Town of Needham.

6.2  OPERATING COSTS DEFINED. "Operating Expenses" means all costs and expenses
     -----------------------
     incurred by Landlord in operating, insuring, repairing, maintaining, replacing, and owning the Property, including those incurred in discharging Landlord's obligations under Article 7. Such costs shall exclude payments of debt service and any other mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management or operation of the Property, the general overhead and administrative expenses of the home office of Landlord or Landlord's managing agent, but shall include, without limitation:

     (a) compensation, wages and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, managing (including, without limitation, accounting services), insuring, repairing, maintaining, replacing, or cleaning of the Property, provided however, that with respect to any individual who is not employed full time in performing services with respect to the Property, the costs for such individual shall be allocated to the Property on the basis of the relative time spent by such individual in performing services for the Property;

     (b) payments under service contracts with independent contractors for operating, maintaining or cleaning of the Property;

     (c) steam, water, sewer, gas, oil, electricity and telephone charges and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

     (d) cost of maintenance, cleaning and repairs and replacements(other than repairs reimbursed from contractors under warranties or guarantees);

     (e)  cost of snow removal and care of landscaping;

     (f)  cost of building and cleaning supplies and equipment;

     (g) premiums for insurance carried with respect to the Buildings and other Improvements of the Property (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of the gross rent of the Property for a period of not more than twelve (12) months in the case of both, and, if there be any first mortgage on the Property, including such insurance as may be required by the holder of such first mortgage);

     (h)  intentionally omitted;

     (i) depreciation (a) for capital expenditures made by Landlord after the last Rent Commencement Date to occur but only to the extent such improvements are required by applicable law, ordinance or regulation adopted after the last Rent Commencement Date to occur, and (b) for any capital replacement made after the expiration of the initial Lease Term.

          Depreciation shall (i) include an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Property is located, and (ii) be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

     (j) Landlord's Tax Expenses, as defined in Section 6.1(c) (the parties hereby acknowledging that Landlord's Tax Expenses for each calendar year shall include the actual amount of Landlord's Tax Expenses for the Tax Periods included in such calendar year and that Landlord's Tax Expenses shall be equitably pro-rated for the calendar years in which each Rent Commencement Date and the Expiration Date occur);

     (k)  the cost of maintaining and replacing all signage for the Property;
          and

     (l) all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Property and properly chargeable against income, including, without limitation, the cost of any maintenance or repairs which are required as the direct result of the act, omission, or fault of Tenant, or Tenant's agents, employees, contractors, licensees or invitees.

     Notwithstanding the foregoing, the following shall be excluded from Operating Expenses:

     (A) Leasing fees or commissions, advertising and promotional expenses, legal fees in connection with lease negotiations, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Property;

     (B) Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Property, provided however, that the foregoing shall not exclude the inclusion of the amortization and interest permitted to be included in Operating Expenses on account of capital improvements under Section 6.2(i) above;

     (C) Legal, auditing, consulting and professional fees and other costs, (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Property), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord's interest in the Property, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws;

     (D) any management fees (see Section 6.5 for Tenant's obligation to pay Management Fee);

     (E) The cost of any item or service to the extent reimbursable to Landlord by insurance required to be maintained under the Lease, by any tenant, or any third party;

     (F) The cost of repairs or replacements incurred by reason of fire, casualty, or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement (which deductible shall in no event exceed $25,000.00);

     (G) Insurance premiums to the extent any tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance because of such tenant's use of the Property for other than office purposes;

     (H)  Any advertising, promotional or marketing expenses for the Property;

     (I) The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Buildings in the vicinity of the Property;

     (J) Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

     (K) Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts, except to the extent that such late payment arises from the late payment of Operating Expenses by Tenant;

     (L)  Contributions to charitable organizations;

     (M) Costs incurred in removing the property of former tenants or other occupants of the Property;

     (N)  The cost of acquiring, installing, moving or restoring objects or art;

     (O) Wages, salaries, or other compensation paid to any executive employees above the grade of general manager at the Property, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Expenses, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant;

     (P) The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Operating Expenses;

     (Q) The amount of any penalty or fine incurred by Landlord due to Landlord's violation of any federal, state or local law or regulation, and any interest or penalties due for late payment by Landlord of any Operating Expenses, except, in either case to the extent that such penalties, interest or fine are due to Tenant's failure to make timely payment of any Operating Expenses which are required to be made by Tenant under this Lease;

     (R) The costs or repairs necessitated by Landlord's gross negligence or willful misconduct (the parties hereby agreeing that the costs of repairs necessitated by Landlord's negligence shall be excluded from Operating Expenses to the maximum extent permitted by law);

     (S) Expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord;

     (T)  Reserves; or

     (U) Capital replacements and improvements, except to the extent included in Operating Expenses pursuant to the provisions of Section 6.2(i) above.

6.3  TENANT'S PAYMENTS OF OPERATING EXPENSES.
     ---------------------------------------

     A.   Commencing as of first Rent Commencement Date to occur and, subject to
     Section 6.4, continuing throughout the Lease Term, Tenant shall pay to Landlord, as Additional Rent, all Operating Expenses incurred by Landlord during the Lease Term.

     B. Subject to Paragraph C of this Section 6.3, payments by Tenant on account of the Operating Expenses shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Expenses for each calendar year during the Lease Term.

     C. Notwithstanding the foregoing, provided that, so long as, there has been no Event of Default by Tenant in the immediately preceding twelve month period, Tenant shall have the right to make payments on account of Real Estate Taxes directly to the Real Estate Tax collecting authority. Such payments shall be due and payable in installments in the amount required by the Real Estate Tax assessing authority on or before the later of: (i) ten (10) days of billing therefor by Landlord, or (ii) ten (10) days prior to the last day that the same may be paid to the Real Estate Tax collecting authority without incurring interest or penalties. Tenant shall, at the time that it makes any payment of Real Estate Taxes directly to the collecting authority simultaneously deliver reasonable evidence to Landlord that Tenant has made such payment.

     D. No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Expenses and the amount of Operating Expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

     If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant on or before the thirtieth (30th) day following the issuance of such statement, if the Lease Term has then expired and Tenant has no further obligation to Landlord.

     To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

     E. Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of Operating Expenses:

          1. Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

          2. Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Operating Expenses.

          3. Any request for examination in respect of any calendar year may be made no more than one (1) year after Landlord advises Tenant of the actual amount of Operating Expenses in respect of such calendar year and provides to Tenant the year-end statement required under Paragraph C of this Section 6.3.

          4. Such examination may be made only by an examiner approved by Landlord, which approval shall not be unreasonably withheld. Without limiting Landlord's approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis.

          5. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Property in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements.

          6. Any dispute between Landlord and Tenant as to the results of any such audit shall be submitted to arbitration in accordance with
          Section 16.32.

          7. If, Tenant performs any such audit, it is determined that Landlord has overcharged Tenant on account of Operating Expenses by more than five (5%) percent, then Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in performing such audit.

6.4  EFFECT OF MULTIPLE RENT COMMENCEMENT DATES
     ------------------------------------------

     Notwithstanding anything to the contrary herein contained, for the purpose of determining the amount of Operating Expenses payable by Tenant with respect to each Building after the first Rent Commencement Date, but prior to the date that the Rent Commencement Dates with respect to all of the Buildings have occurred, the parties hereby agree that Operating Expenses shall be allocated to each of the Buildings on the following basis: Tenant shall pay (i) one hundred (100%) percent of the actual amount of any Operating Expenses incurred with respect to any Building for which a Rent Commencement Date has occurred, (ii) subject to the last sentence of this Section 6.4, any Operating Expenses which are incurred by Landlord on a Property-wide basis (e.g. maintenance costs for exterior areas, insurance premiums and, if there are no separate tax parcels for each Building, real estate taxes) shall be allocated among each Buildings on the basis of the relative Rentable Floor Areas of the Buildings, and (iii) any Operating Expenses with respect to the pavilion between Building A and Building B shall be allocated one hundred (100%) percent to Building A. The parties hereby confirm and agree that, from and after the last Rent Commencement Date to occur, and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay one hundred (100%) percent of all Operating Costs. Notwithstanding the foregoing, from and after the first Rent Commencement Date to occur, Tenant shall be required to pay one hundred (100%) percent of the costs of: (x) the removal of snow and ice, (y) the cost of exterior lighting (except to the extent that such cost is related to Landlord's construction activities), and (z) landscaping (except to the extent that such cost is related to Landlord's construction activities).

6.5  MANAGEMENT FEE
     --------------

     Commencing as of the first Rent Commencement Date to occur and continuing thereafter throughout the Lease Term, Tenant shall pay to Landlord, as additional rent, a management fee ("Management Fee") which is equal to two and one-half (2.5%) percent of the gross rent of the Property (i.e. fixed rent, operating expenses and real estate taxes), from time to time. Management Fee shall be payable, on the first day of each month in advance at the same time and in the same manner as Annual Fixed Rent is payable by Tenant to Landlord. The monthly payments on account of Management Fee by Tenant, from time to time, shall be based, in part, on Landlord's reasonable estimates of the amount of Operating Expenses (including Real Estate Taxes) for the calendar year in question. At the time that the actual amount of Operating Expenses for any calendar year is determined, there shall be an adjustment in the amount of Management Fee payable for such calendar year, which adjustment shall be made in the same time, in the same manner, and subject to the same conditions as set forth in Section 6.3.

                                  ARTICLE VII
                                  -----------

                        LANDLORD'S REPAIRS AND SERVICES
                        -------------------------------

7.1  STRUCTURAL REPAIRS. Except for damage caused by fire or casualty and by
     ------------------
     eminent domain, Landlord shall, throughout the Lease Term keep and maintain in first-class order, condition and repair the following portions of the Buildings and the other Improvements on the Property: the roof and the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Buildings and other Improvements on the Property.

7.2  OTHER REPAIRS TO BE MADE BY LANDLORD. Except for damage caused by fire or
     ------------------------------------
     casualty and by eminent domain, and except as otherwise provided in this Lease, Landlord agrees to keep and maintain in first-class order, condition and repair all paved and landscaped areas on the Property, the electrical, heating, ventilating, air conditioning, mechanical, plumbing and other Building systems equipment servicing the Premises, and the exterior of the Buildings and other Improvements. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3  SERVICES TO BE PROVIDED BY LANDLORD. Except as otherwise provided in this
     -----------------------------------
     Lease, and subject to Tenant's responsibilities in regard to electricity as provided in Section 7.4, Landlord agrees to furnish services, utilities, facilities and supplies as set forth in Exhibit C hereto equal in quality comparable to those customarily provided by landlords from time to time in first-class corporate headquarters campuses in Market Area, as defined on Exhibit G. In addition, Landlord agrees, upon Tenant's request, from time to time, to furnish, at Tenant's expense, additional Building operations services which are then being provided in first-class corporate headquarters campuses in the Market Area. Tenant shall pay for such additional services based upon reasonable and equitable rates from time to time established by Landlord and approved by Tenant (which approval shall not be unreasonably withheld). Landlord shall have no obligation to operate Tenant's cafeteria.

7.4  ELECTRICITY.
     -----------

     A. Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant.

     B. Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

7.5  NO DAMAGE.
     ---------

     A.   No Liability. Landlord shall use reasonable efforts to minimize, and,
          ------------
     if reasonably possible, avoid the effect on Tenant's use of the Premises of any entry by Landlord into the Premises, any delay in making repairs, alterations or improvements, and any interruption of services to the Premises. However, to the maximum extent permitted by law, and subject to Tenant's rights under Section 15.6, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Property however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due directly to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant (such causes being referred to herein collectively as "Landlord's Force Majeure"), Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. The parties hereby agree that financial inability shall not constitute Landlord's Force Majeure.

      B.  Stoppage of Service. Landlord reserves the right to stop any service
          -------------------
      or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however: (i) except in emergency situations, Landlord shall coordinate any such stoppage in service with Tenant's timing requirements, (ii) in emergency situations, Landlord shall use its best efforts to coordinate any such stoppage in service with Tenant's timing requirements, and (iii) that in each instance of stoppage, Landlord shall exercise its best efforts to eliminate the cause thereof.

                                 ARTICLE VIII
                                 ------------
                               TENANT'S REPAIRS
                               ----------------

8.1   TENANT'S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from
      --------------------------------
      and after the Rent Commencement Date for any Building and until the end of the Lease Term, Tenant will, subject to the next following sentence, keep neat and clean and maintain in good order, condition and repair such Building and every part thereof, reasonable wear and tear excepted, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease, damage by fire or casualty and as a consequence of the exercise of the power of eminent domain and damage caused by the act, omission, or fault of Landlord, Landlord's agents, employees, or contractors to the extent not covered by the insurance required to be carried by Tenant under this Lease. Notwithstanding the foregoing, prior to the Rent Commencement Date of a Building, Tenant shall have no obligation to maintain such Building pursuant to this Section 8.1. Tenant shall not permit or commit any waste. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to the Property by the negligence or willful misconduct of Tenant, or of Tenant's agents, employees, contractors, sublessees, licensees, concessionaires, or invitees, provided however, that the provisions of this sentence shall not require Tenant to pay for the repair or restoration damage caused by a peril covered by property/casualty insurance which Landlord is required to carry pursuant to the provisions of this Lease or which Landlord in fact carries, except to the extent of the lesser of: (i) $25,000.00 per occurrence, or (ii) the amount of Landlord's deductible under such insurance. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

      If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, demand that Tenant make the same forthwith, and if Tenant wrongfully refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord as Additional Rent the cost thereof together with interest thereon at the rate specified in Section 16.21, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

                                  ARTICLE IX
                                  ----------
                                  ALTERATIONS
                                  -----------

9.1   LANDLORD'S APPROVAL.
      -------------------

      A. Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside of the Buildings shall be in Landlord's bona fide business judgment. Without limiting such standard, Landlord shall not be deemed unreasonable for withholding approval of any alterations, additions or improvements which (i) in Landlord's reasonable opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility serving any area of the Building outside of the Premises; provided however, that this clause (i) shall not prevent Tenant from performing work or alterations after the Delivery Date for each Building for the purpose of installing file rooms or similar facilities so long as Tenant conforms to Landlord's reasonable requirements (e.g. as to structural reinforcement) with respect thereto and so long as Tenant pays for any costs associated with such work, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of any Building.

      B. If Landlord fails, within ten (10) days after Landlord's receipt from Tenant of a Tenant Alteration Request, as hereinafter defined, to respond in writing to such Request (i.e. either by approving such Request or by disapproving such Request and advising Tenant of the basis of such disapproval), then such Request shall conclusively be deemed to have been approved by Landlord. For the purposes hereof, a "Tenant Alteration Request" shall be defined as a written request by Tenant to perform an alteration, addition or improvement to the Premises which contains: (i) Tenant's plans and specifications describing the same, and (ii) a written statement, specifically referring to this Paragraph B, to the effect that if Landlord fails to respond to such Request within ten (10) business days of Landlord's receipt of such Request, Landlord shall be conclusively deemed to have approved such Request.

      C. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements.

9.1.1 CERTAIN ALTERATIONS WHICH DO NOT REQUIRE LANDLORD'S APPROVAL.
      ------------------------------------------------------------
      Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord, but upon at least ten
      (10) days prior written notice to Landlord, to make alterations, additions or improvements to the Premises where:

          (i) the same are within the interior of the Buildings, and do not affect the exterior of the Premises and the Buildings;

          (ii) the same do not affect the roof, any structural element of the Buildings or of the other Improvements,

          (iii) the same do not require material alteration of the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Buildings; and

          (iv) Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost.

9.2   CONFORMITY OF WORK. Tenant covenants and agrees that any alterations,
      ------------------
      additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of quality equivalent to the initial build-out of the Premises shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

9.3   PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE. All of Tenant's
      -------------------------------------------------------
      alterations and additions and installation of furnishings, fixtures and equipment shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld. Except for work by Landlord's general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Subject to
      Section 13.4, Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease except to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees. At Landlord's election, where the cost of such work exceeds $1,000,000.00 in any one instance, Tenant shall cause its contractor to maintain a payment bond in such amount and with such company as Landlord shall reasonably approve, and provided further that Landlord shall waive the requirement of obtaining a payment bond if Tenant demonstrates, to Landlord's reasonable satisfaction, that Tenant has funds or has obtained funding (or commitments for funding) sufficient to pay for the work in question. In addition, Tenant shall cause each contractor to carry worker's compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than such commercially reasonable amounts as may be reasonably required by Landlord, from time to time (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord's managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance.

9.4   LIENS. Tenant covenants and agrees to pay promptly when due the entire
      -----
      cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and within ten (10) business days after Tenant receives notice of such lien to discharge or bond over any such liens which may so attach.

9.5   NATURE OF ALTERATIONS. All work, construction, repairs, alterations, other
      ---------------------
      improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

      (a) All trade fixtures whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and such trade fixtures which are installed after the Rent Commencement Date in any Building shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

      (b) Landlord may require Tenant to remove, at the expiration or earlier termination of the Lease Term, any alterations, additions or improvements that are not standard for general offices and which would increase the costs of demolishing the space for another tenant. Landlord agrees to make such election at the time Landlord approves Tenant's plans for such alterations, additions or improvements (or at the time Tenant gives Landlord plans and specifications for work performed pursuant to Section 9.1.1). Upon such removal, Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration. Notwithstanding the foregoing, Tenant shall not be required to remove any portion of the Landlord's Work.

      (c) If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord's approval is required under Section 9.1 without obtaining such approval, then at Landlord's request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

                                   ARTICLE X
                                   ---------
                             INTENTIONALLY OMITTED
                             ---------------------

                                  ARTICLE XI
                                  ----------
                           CERTAIN TENANT COVENANTS
                           ------------------------

Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1 To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor except as otherwise provided in Exhibit C and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2 Not to use and occupy the Premises for any use other than the Permitted Use, and not to injure or deface the Premises or the Property and not to permit in the Premises any auction sale, vending machine (other than for the use of Tenant's employees) or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Property as an office campus of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Buildings or the other Improvements or their contents or liable to render necessary any alteration or addition to the Buildings or other Improvements. Further,
      (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) (except for standard office supplies in such quantities and used in such manner as are typically found in first-class business offices which are stored, handled and disposed of in accordance with all applicable laws) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C.
      Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Property that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right, upon twenty-four (24) hours prior notice (except that no notice shall be required in an emergency), to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

11.3 Not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, each to the extent visible from outside the Premises.

11.4 To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

11.5 Not to place a load upon any floor in the Premises exceeding an average rate of 80 pounds of live load (including partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance as Landlord shall approve (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant's business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the structure of the Buildings or to any other space in the Buildings.

11.6 To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed; provided however, that Tenant shall have the right to contest any such tax prior to payment provided that Tenant indemnifies, defends and holds Landlord harmless from and against any loss, cost or damage which Landlord may suffer as the result any deferral in payment by Tenant.

11.7 To pay, as Additional Rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant. Tenant shall not be obligated to make any payment to Landlord of any attorneys' fees incurred by Landlord unless judgment is entered (final, and beyond appeal) in favor of Landlord in the lawsuit relating to such fees. Landlord shall pay, upon demand by Tenant, all reasonable costs and attorneys' fees and other fees incurred by Tenant in connection with any lawsuit between Landlord and Tenant where judgment is entered (final, and beyond appeal) in favor of Tenant.

11.8 Not to knowingly do or knowingly permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Property above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Buildings or other Improvements unless the same are required by such Insurance Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9 To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided however, that Tenant's failure to comply with any Legal Requirement shall not be considered to be a default of Tenant in its obligations under the Lease unless such non-compliance is material in nature. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9.

11.10 To comply with all of the conditions of the Special Permit ("Special Permit") issued on June 15, 1999 to Wellsford/Whitehall Holdings, LLC in response to Application No. 99-2. Without limiting the foregoing, Tenant shall comply with: (i) those conditions of the Special Permit which relate to on-street parking, (ii) the implementation and funding of a shuttle service to the Property, and (iii) and the implementation and funding of a traffic demand management plan.

                                  ARTICLE XII
                                  -----------
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

12.1  RESTRICTIONS ON TRANSFER. Except as otherwise expressly provided herein,
      ------------------------
      Tenant covenants and agrees that it shall not, without obtaining Landlord's prior written consent, assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

12.2  EXCEPTIONS FOR MERGERS AND AFFILIATE TRANSACTIONS. Notwithstanding the
      -------------------------------------------------
      foregoing provisions of Section 12.1 above and the provisions of Section
      12.4 below (which shall not apply to the transactions described in this
      Section 12.2), but subject to the provisions of Sections 12.5 and 12.7:
                     ---

      A. Tenant shall have the right to assign this Lease to any corporation, limited liability partnership or limited liability company, or other entity into which Tenant may be converted or into which it may merge (each of which is referred to herein as a "Successor Entity"), provided that the Financial Test, as hereinafter defined, is satisfied, and provided that such Successor Entity executes and delivers to Landlord an agreement confirming that it has become the Tenant and is responsible for all of the obligations and liabilities of the Tenant under the Lease. For the purposes hereof, the "Financial Test" shall be satisfied if any of the following conditions are satisfied: (i) the Successor Entity has a net worth (calculated in accordance with generally accepted accounting principles) as of the end of the fiscal year of such Successor Entity which immediately precedes the date of transfer of at least Five Hundred Million ($500,000,000.00) Dollars, or (ii) the Successor Entity then has a Shadow Rating, as defined in Section 16.15, which is at least equal to the first Shadow Rating which is obtained by Tenant in accordance with Section 16.15, or (iii) the Successor Entity delivers to Landlord, at the time of such transfer, either an additional General Letter of Credit satisfying all of the conditions applicable to the original General Letter of Credit, as set forth in Section 16.26, or an amendment (in form reasonably acceptable to Landlord) to the existing General Letter of Credit ("Existing General Letter of Credit") then being held by Landlord, so that, in either case, the aggregate amount of the General Letter(s) of Credit then being held by Landlord shall be equal to the lesser of: (i) one hundred fifty (150%) percent of the amount of Annual Fixed Rent then payable by Tenant under this Lease, or (ii) the sum of one hundred (100%) percent of the Annual Fixed Rent then payable by Tenant under this Lease plus the amount of the Existing General Letter of Credit.

      B. Tenant shall have the right to assign its interest in this Lease and to sublease the Premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, and provided that prior to or simultaneously with any such: (i) assignment, such Affiliated Entity executes and delivers to Landlord an agreement, in form and substance reasonably acceptable to Landlord, whereby such Affiliated Entity assumes all of Tenant's obligations under the Lease, or (ii) sublease, such Affiliated Entity executes and delivers to Landlord an agreement, in form and substance reasonably acceptable to Landlord, whereby such Affiliated

      Entity assumes the obligations of Tenant to the extent undertaken under the sublease. For the purposes hereof, an "Affiliated Entity" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question. If an Affiliated Entity to which this Lease is assigned or to which the Premises is sublet (in whole or in part) shall cease to be an Affiliated Entity, such cessation shall be considered an assignment or subletting requiring Landlord's consent in accordance with all of the provisions of this Article XII (including, without limitation, Landlord's Termination Right pursuant to Section 12.3).

      C. The parties expressly agree that a merger or consolidation whereby Tenant is the surviving corporation shall be permitted hereunder without satisfying any of the conditions set forth in Paragraph A of this Section
      12.2 and without requiring Landlord's consent.

      D. No sublease or assignment under this Section 12.2 shall relieve Tenant of its obligations under the Lease.

12.3  EXCEPTION FOR CERTAIN SUBLEASES
      -------------------------------

      Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.4 below (which shall not apply to the transactions described in this Section 12.3), but subject to the
                                                    ---
      provisions of Sections 12.5 and 12.7, Tenant shall have the right, upon prior written notice to Landlord, but without obtaining Landlord's consent, to enter into Permitted Subleases, as hereinafter defined. For the purposes hereof, a "Permitted Sublease" shall be defined as any sublease of any portion or portions of the Premises, provided that: (i) the aggregate amount of Rentable Floor Area subleased pursuant to such sublease does not exceed 20,000 square feet, and (ii) the aggregate amount of Rentable Floor Area subleased, at any point in time, pursuant to all Permitted Subleases which are then in effect does not exceed 100,000 square feet.

12.4  CONSENT OF LANDLORD.
      -------------------

      A. With respect to any sublease or assignment where Landlord's consent is required, Landlord agrees, subject to the provisions of this Section 12.4 and subject to Sections 12.5, 12.6, and 12.7, that it will not unreasonably withhold or delay its consent to a proposed sublease or assignment.

      B. Without limiting the standard of reasonableness which is applicable to the granting of Landlord's consent under this Section 12.4, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

        (1) with respect to an assignment of Tenant's interest in this Lease, and with respect to a sublease of more than 100,000 square feet of Rentable Floor Area, the proposed assignee or subtenant does not possess adequate financial capability to perform the obligations of Tenant, to the extent undertaken in the proposed sublease or assignment, as and when due or required, or

        (2) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.3 hereof, or

        (3)  there shall be existing an Event of Default (defined in Section
             15.1).

        C. If Landlord fails, within ten (10) days after Landlord's receipt from Tenant of a Tenant Transfer Request, as hereinafter defined, to respond in writing to such Request (i.e. either by approving such Request or by disapproving such Request and advising Tenant of the basis of such disapproval), then such Request shall conclusively be deemed to have been approved by Landlord. For the purposes hereof, a "Tenant Transfer Request" shall be defined as a written request from Tenant to Landlord for Landlord's consent to a proposed sublease or assignment of Tenant's interest in the Lease which contains: (i) all information required pursuant to Section 12.5, and (ii) a written statement, specifically referring to this Paragraph C, to the effect that if Landlord fails to respond to such Request within ten (10) days of Landlord's receipt of such Request, Landlord shall be conclusively deemed to have approved such Request.

12.5    TENANT'S NOTICE. Tenant shall give Landlord notice of any proposed
        ---------------
        sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) if applicable, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4B(1) above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to 12.4, all other information necessary to make the determination referred to in Section 12.4, and (e) in the case of a proposed assignment or subletting pursuant to Sections
        12.2 and 12.3 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2 or Section 12.3, as the case may be.

12.6    PROFIT ON SUBLEASING; ASSIGNMENT; AND CERTAIN TELECOMMUNICATIONS
        ----------------------------------------------------------------
        LICENSES.
        --------

        A. In the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof), Tenant's right to enter into such assignment or sublease shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any shall be paid to Landlord. Any sublease, license, or other agreement entered into by Tenant permitting any third party to install antenna or other telecommunications devices on the property shall, for the purposes of this Section 12.6, be considered to be a sublease and Landlord shall be entitled to fifty percent (50%) of the "Assignment/Sublease Profits" from such transaction, except that: (i) Landlord shall not be entitled to any Assignment/Sublease Profits if the sole purpose of the installation of such antennas or equipment is to serve Tenant's business operations in connection with its permitted use at the Property, either within the Premises and elsewhere, and (ii) in determining the Assignment/Sublease Profits for any such transaction, no portion of the Annual Fixed Rent, Additional Rent or other charges under this Lease shall be allocated to the portion of the Premises used for the installation of such equipment.

        B.   The "Assignment/Sublease Profits" shall be the excess, if any, of
        (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over
        (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment.

        C. All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7    ADDITIONAL CONDITIONS.
        ---------------------

        A. It shall be a condition of the validity of any assignment or subletting of right under either Section 12.2 or Section 12.3 above, or consented to under

        Section 12.4 above, that both Tenant and the assignee or sublessee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound by all the obligations of the Tenant hereunder and, with respect to any subletting, to the extent undertaken under the sublease, including, without limitation, the obligation to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a subletting, such subtenant shall agree to be responsible only to the extent of its rental obligations under the sublease) including the provisions of Sections 12.1 through 12.7 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord's option, upon the termination of the Lease, the sublease shall be terminated.

        B. As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

        C. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.7 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease. Notwithstanding the foregoing, Landlord shall have no right to collect rent from sublessees and other occupants of the Premises, other than an assignee, unless there is an existing Event of Default under the Lease.

        D. The consent by Landlord to an assignment or subletting under any of the provisions of Section 12.4 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

                                 ARTICLE XIII
                                 ------------
             INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE
             ----------------------------------------------------

13.1    TENANT'S INDEMNITY.  To the maximum extent this agreement may be made
        ------------------
        effective according to law, and subject to Section 13.4, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from or claimed to have arisen from:

        A. any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in any portion of the Premises after the Actual Substantial Completion Date for such portion of the Premises and until the end of the Lease Term and thereafter, provided that during any such period after the Lease Term Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof (except to the extent the same is caused by the negligence or willful misconduct of Landlord, Landlord's agents, contractors or employees); or

        B. any accident, injury or damage occurring: (i) on any portion of the Premises prior to the Actual Substantial Completion Date with respect to such portion of the Premises to the extent arising from Tenant's access to such portion of the Premises or (ii) in or about such portion of the Premises to the extent that such accident, injury or damage results from the negligence or willful misconduct on the part of Tenant or of Tenant's contractors, licensees, agents, servants, independent contractors or employees, provided however, that the provisions of this clause B shall not require Tenant to pay for the repair or restoration damage caused by a peril covered by property/casualty insurance which Landlord is required to carry pursuant to the provisions of this Lease, except to the extent of the lesser of: (i) $25,000.00 per occurrence, or
        (ii) the amount of the deductible under such insurance coverage.

        C. any losses, costs, or damages (including, without limitation, reasonable attorneys fees) arising from the existence of Hazardous Materials which are introduced to the Property after the last Rent Commencement Date to occur, except to the extent that such Hazardous Materials are introduced to the Premises after such Rent Commencement Date by Landlord, Landlord's agents, employees or contractors, or another tenant of the Property; without limiting the foregoing, Tenant's obligations under this Paragraph C shall apply to any losses, costs, or damages arising from the breach by Tenant of its obligations under
        Section 11.2; or

        D.   any claims resulting from a breach of Tenant's obligations under
        Section 9.4 of the Lease.

        This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.1.1. LANDLORD'S INDEMNITY.  Subject (to the maximum extent permitted by law)
        --------------------
        to the limitations on Landlord's liability set forth in this Lease, Landlord agrees to indemnify, defend and save harmless Tenant from and against any claim arising from any accident, injury or damage occurring on the Premises to the extent that such accident, injury or damage results from the negligence or willful misconduct of Landlord or Landlord's employees, independent contractors or agents.

        Subject to the limitations on Landlord's liability set forth in this Lease, this indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities reasonably incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.2    COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in
        --------------------------------------
        full force for the period of time Tenant, its agents, contractors or employees are in occupancy of any part of the Premises and from and after the first Rent Commencement Date to occur, throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement under which Landlord and Landlord's managing agent (and such other persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord and Landlord's managing agent, and those in privity of estate with Landlord and Landlord's managing agent, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 13.1, in the broadest form of such coverage from time to time available in the jurisdiction in which the Premises are located. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty (30) days' prior notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord. As of the Commencement Date hereof, the minimum limits of liability of such insurance shall be as specified in Section
        1.3 and from time to time during the Lease Term for such higher limits, if any, as are carried customarily in the Market Area with respect to similar properties, provided however, that in no event shall such limits be increased more frequently than once every three (3) years. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

13.3    TENANT'S PROPERTY INSURANCE. Tenant, at Tenant's expense, shall maintain
        ---------------------------
        at all times during the Term of the Lease insurance against loss or damage covered by the so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant that are removable by Tenant at the end of the Term, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.

13.4    NON-SUBROGATION.  Any insurance carried by either party with respect to
        ---------------
        the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder. This waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord's managing agent.

13.5    TENANT'S RISK.  To the maximum extent that this agreement may be made
        -------------
        effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building or the Property as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant, unless, subject to
        Section 13.4 hereof, such damage or loss is due to the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, in which case Landlord shall bear loss or damage only to "ordinary office property" (as hereinafter defined). For the purpose of this Section 13.5, "ordinary office property`" shall mean merchandise, furniture, and other tangible personal property of the kind and quantity which may customarily be expected to be found within comparable business offices in the Market Area, and excluding any unusually valuable or exotic works of art or other such property.

13.6    LANDLORD'S INSURANCE.  Landlord shall carry at all times during the Term
        --------------------
        of this Lease (i) commercial general liability insurance with respect to the Buildings in an amount not less than $10,000,000.00 combined single limit per occurrence, (ii) insurance against loss or damage with respect to the Buildings and the other Improvements covered by the so-called "all risk" type insurance coverage in an amount equal to at least the full replacement cost of the Buildings and the other Improvements, including, without limitation, all Tenant

        Improvement Work and other improvements made by Tenant in the Premises,
        (iii) Workers Compensation insurance with limits which satisfy statutory requirements for Coverage A and Employers' Liability insurance with a limit of not less than $500,000, (iv) automobile general liability insurance with a combined single limit of not less than $1,000,000, to the extent that the same is applicable, (v) umbrella liability insurance in amounts which Landlord carries for the balance of Landlord's portfolio of properties, and (vi) pollution liability insurance in amounts which Landlord carries for the balance of Landlord's portfolio of properties. Landlord may also maintain such other insurance as may from time to time be required by a mortgagee holding a mortgage lien on the Building, provided that such insurance is then typically carried for other similar buildings in the Market Area, as defined in Exhibit G. Further, Landlord shall also maintain such insurance against loss of Annual Fixed Rent and Additional Rent for twelve months (or such longer period of time as Landlord's mortgagee may require) and such other risks and perils as Landlord deems proper, provided that such insurance is then typically carried for other similar buildings in the Market Area, as defined in Exhibit G. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as determined by Landlord (not to exceed $25,000.00) and
        (iii) the premiums for which shall included in Operating Expenses, subject to, and in accordance with, Section 6.2.

                                  ARTICLE XIV
                                  -----------
                           FIRE, CASUALTY AND TAKING
                           -------------------------

14.1    REPAIR OF DAMAGE CAUSED BY CASUALTY. If any portion of the Premises
        -----------------------------------
        shall be damaged by fire or casualty, Landlord shall, subject to the provisions of this Article XIV, proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord to repair or cause to be repaired such damage. For the purposes of the immediately preceding sentence, the Premises, and Landlord's repair obligations shall include all portions of Landlord's Work. However, all repairs to and replacements of Tenant's trade fixtures, furniture and equipment shall be made by and at the expense of Tenant. Landlord shall, as soon as possible after it becomes aware of any such casualty (but, in any event, within sixty (60) days after it becomes aware of any such casualty), give written notice ("Landlord's Casualty Notice") of: (i) whether Landlord will be exercising any of its termination rights pursuant to Section 14.2, (ii) Landlord's reasonable estimate of how long it would take Landlord to repair the Premises,
        (iii) Landlord's reasonable estimate of the cost of restoration, and
        (iv) Landlord's reasonable estimate of the amount of insurance proceeds which will be available to Landlord for such restoration. If the Lease is not terminated by either party pursuant to any of the provisions of this Article XIV, Landlord shall commence such repair as soon as possible after Landlord gives Landlord's

        Casualty Notice, taking into account the availability of insurance proceeds to Landlord. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, there shall be no abatement of the Annual Fixed Rent and other charges except to the extent that Landlord receives rent interruption insurance proceeds as the result of untenantability arising from such damage, so long as Landlord complies with its obligation to obtain rent interruption insurance under clause (ii) of Section 13.6. Tenant agrees to cooperate with Landlord and Landlord's mortgagee in such manner as Landlord may reasonably request in assisting Landlord and Landlord's mortgagee in collecting insurance proceeds (including rent insurance proceeds) due in connection with any casualty affecting the Premises. To the maximum extent permitted by law, Landlord shall not be liable for delays in the making of any such repairs which are due to Landlord's Force Majeure, as defined in Section 7.5, (financial inability shall not be deemed to constitute causes beyond Landlord's reasonable control), nor, to the maximum extent permitted by law, shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. Tenant shall have no interest in Landlord's insurance proceeds arising from any casualty.

14.2    LANDLORD'S TERMINATION RIGHTS IN THE EVENT OF A CASUALTY
        ---------------------------------------------------------

        A. Termination Right Relating Based upon a Damaged Building. If (i) subject to Paragraph E of this Section 14.2, any Building is so damaged by fire or casualty (whether or not insured) during the last five years of the term of the Lease that the cost of restoration exceeds the applicable Maximum Restoration Cost, or (ii) any Building is damaged as the result of an uninsured casualty (i.e. any casualty for which Landlord is not required to carry insurance pursuant to Section 13.6) and, in Landlord's reasonable judgment, the cost of restoration exceeds $1,000,000.00, or (iii) in Landlord's reasonable judgment, there will be insufficient proceeds available to Landlord to restore any Building and such insufficiency exceeds $1,000,000.00, then, and in any of such events, this Lease and the term hereof may be terminated with respect to the portion of the Premises which are located in such Building at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or casualty. If Landlord exercises such termination right, then the effective termination date shall be the date set forth in Landlord's termination notice which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.

        B. Termination Right Based upon Damage to Other Improvements. If (i) any Improvements other than a Building are so damaged by fire or casualty (whether or not insured) during the last five years of the term of the Lease that the cost of restoration exceeds the applicable Maximum Restoration Cost, or (ii) any Improvements other than a Building are damaged as the result of an uninsured casualty and, in Landlord's reasonable judgment, the cost of restoration exceeds

        $1,000,000.00 or (iii) in Landlord's reasonable judgment, there will be insufficient proceeds available to Landlord to restore any Improvements other than a Building and such insufficiency exceeds $1,000,000.00, then, and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or casualty. Such notice shall contain Landlord's reasonable estimate of the cost of restoration and the amount of insurance proceeds which Landlord estimates will be available to Landlord for such restoration. If Landlord exercises such termination right, then the effective termination date shall be the date set forth in Landlord's termination notice which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.

        C. Maximum Restoration Cost. For the purposes of this Section 14.2, the Maximum Restoration Cost shall be defined as a percentage of the full replacement cost of a Building or other Improvement, as the case may be, and shall be defined based upon the number of years left in the then current term of the Lease, as follows:

        Number of Years Remaining             Maximum Restoration Cost
       in then Current Term of Lease          (i.e. as a percentage of the full
                                              replacement cost of a Building or
                                              other Improvement)

        4 or more years, but less
             than 5 years                                     50%

        3 or more years, but less
             than 4 years                                     40%

        2 or more years, but less
             than 3 years                                     30%

        1 or more years, but less
             than 2 years                                     20%

            less than 1 year                                  10%

        D. Tenant's Right to Nullify Termination by Funding Restoration Cost. If Landlord exercises its termination right pursuant to either clause
        (ii) or (iii) of either Paragraph A or B above, Tenant may nullify such exercise by giving written notice to Landlord, within thirty (30) days after Tenant receives Landlord's termination notice, stating that Tenant will fund the amount of insufficiency in insurance proceeds and by delivering to Landlord, at the time that it gives such notice, either a letter of credit in the amount of such insufficiency, as estimated by Landlord in its termination notice, in form reasonably acceptable to Landlord, from a bank reasonable acceptable to Landlord, securing such obligation, or evidence reasonably acceptable to Landlord, that Tenant has delivered to Landlord's first mortgagee the amount of such insufficiency, as estimated by Landlord in its termination notice, subject to an escrow agreement for the benefit of Landlord, in form reasonably acceptable to Landlord, whereby the funds held by the mortgagee shall be disbursed on a monthly basis for the purpose of paying for all costs incurred by Landlord in performing such restoration.

       E. Tenant's Right to Nullify Termination by Exercising Remaining Extension Options. If Landlord exercises its termination right pursuant to clause (i) of either Paragraph A or B above, and if Tenant has any remaining options to extend the Term which have not lapsed unexercised, then Tenant may nullify the exercise of Landlord's termination right by giving Landlord written notice, within thirty (30) days of its receipt of Landlord's termination notice, irrevocably exercising its option to extend the term of the Lease for one (1) five (5) year Extended Term.

14.3   TENANT'S TERMINATION RIGHTS
       ---------------------------

       A. Termination Based Upon Estimated Restoration Period. If all or any portion of the Premises in any Building shall be damaged or destroyed by fire or casualty to the extent that the such portion of the Premises is rendered untenantable and the operation of Tenant's business in such Building in the normal course is materially adversely affected, and if the time period ("Estimated Building Restoration Period") set forth in Landlord's Casualty Notice shall exceed a period of one (1) year from the date that the repair and restoration work commences ("Outside Building Restoration Period") from the date of such casualty, Tenant may elect, by a notice sent within thirty (30) days after notice of such estimate is sent to Tenant, to terminate this Lease in respect of such Building. If such estimate shall fall within said one (1) year limit, Tenant shall have no such right to terminate and Landlord shall, subject to the provisions of this Article XIV, proceed with due diligence and promptness to reasonably complete the repairs or restoration within such one (1) year period, subject always to delays for by reason of Landlord's Force Majeure, as defined in Section 7.5, and the other limitations set forth in this Article XIV. Notwithstanding the foregoing, if the casualty occurs during the last year of the term of the Lease, the Outside Building Restoration Period shall be one hundred twenty (120) days from the date of the casualty.

       B. Termination Based Upon Actual Restoration Period. If all or any portion of any Building is damaged by fire or casualty to such an extent so as to render such portion of the Building untenantable, and the operation of Tenant's business in such Building in the normal course is materially adversely affected and if Landlord shall fail to substantially complete the restoration work on or before the date (the "Building Restoration Deadline Date") which is the later of: (1) the end of the Estimated Building Restoration Period or (2) seventeen (17) months after the date that such fire or casualty occurs (except that if the casualty occurs during the last year of the term of the Lease, said seventeen (17) month period shall be four (4) months, and except that, in the event that Landlord is prevented from completing such restoration by reason of Landlord's Force Majeure, as defined in Section 7.5, the Building Restoration Deadline Date shall be extended by a period of time which is the lesser of four (4) additional months or the length of time that Landlord is delayed in completing such repair work by Landlord's Force Majeure, as defined in Section 7.5) for any reason other than Tenant's fault, Tenant may terminate this Lease in respect of such Building by giving Landlord written notice as follows:

     (i)    Said notice shall be given after the Building Restoration Deadline
            Date.

     (ii) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

     (iii) If the restoration work is substantially complete within thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

     (iv) If the restoration work is not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

     C. Termination Based Upon Estimated Restoration Period with respect to Damage to Other Improvements. If any portion of the Improvements other than a Building are damaged or destroyed by fire or casualty to the extent that the operation of Tenant's business in the normal course in the Premises is materially adversely affected, and if the time period ("Estimated Other Improvements Restoration Period") set forth in Landlord's Casualty Notice shall exceed a period of one (1) year from the date that the repair and restoration work commences ("Outside Other Improvements Restoration Period") from the date of such casualty, Tenant may elect, by a notice sent within thirty (30) days after notice of such estimate is sent to Tenant, to terminate this Lease. If such estimate shall fall within said one (1) year limit, Tenant shall have no such right to terminate and Landlord shall, subject to the provisions of this Article XIV, proceed with due diligence and promptness to reasonably complete the repairs or restoration within such one (1) year period, subject always to delays for by reason of Landlord's Force Majeure, as defined in Section 7.5, and the other limitations set forth in this Article XIV. Notwithstanding the foregoing, if the casualty occurs during the last year of the term of the Lease, the Outside Other Improvements Restoration Period shall be one hundred twenty (120) days from the date of the casualty.

     D. Termination Based Upon Actual Restoration Period with respect to Damage to Other Improvements. If any portion of the Improvements other than a Building are damaged by fire or casualty to the extent that the operation of Tenant's business in the Premises in the normal course is materially adversely affected, and if Landlord shall fail to substantially complete the restoration work on or before the date (the "Other Improvements Restoration Deadline Date") which is the later of: (1) the end of the Estimated Other Improvements Restoration Period or (2) seventeen (17) months after the date that such fire or casualty occurs (except that if the casualty occurs during the last year of the term of the Lease, said seventeen (17) month period shall be four (4) months, and except that, in the event that Landlord is prevented from completing such restoration by Landlord's Force Majeure, as defined in Section 7.5), the Other Improvements Restoration Deadline Date shall be extended by a period of time which is the lesser of four (4) additional months or the length of time that Landlord is delayed in completing such repair work by Landlord's Force Majeure) for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

     (i) Said notice shall be given after the Other Improvements Restoration Deadline Date.

     (ii) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

     (iii) If the restoration work is substantially complete within thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

     (iv) If the restoration work is not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

14.4 GENERAL PROVISIONS RELATING TO ANY CASUALTY TERMINATION.   In the event of
     -------------------------------------------------------
any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in
Section 1.3 and the Annual Fixed Rent and other charges payable under this Lease shall be apportioned as of such date.

14.5 INTENTIONALLY OMITTED.
     ---------------------

14.6 TENANT'S TERMINATION RIGHTS BASED UPON TAKING.  In the event that a
     ---------------------------------------------
material part of the Premises or the means of access thereto, shall be so taken, appropriated or condemned, so that, in Tenant's bona fide business judgment, the continued operation of Tenant's business in the Premises is materially adversely affected, or in the event that more than eighteen (18%) percent of the number of parking spaces on the Land are taken, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Such termination shall be effective in accordance with Section 14.7. Notwithstanding the foregoing:

     A. if the basis of the exercise by Tenant of its termination right pursuant to this Section 14.6 is a taking of loss of access, Landlord may nullify such termination by providing Tenant with substitute access which is reasonably acceptable to Tenant, within sixty (60) days following the receipt by Landlord of Tenant's termination notice, and

     B. if the basis of the exercise by Tenant of its termination right pursuant to this Section 14.6 is a loss of parking spaces, Landlord may nullify such termination by providing Tenant with a number parking spaces within a reasonable distance of the Land (such distance to be subject to the approval of both Landlord and Tenant, which approval shall not be unreasonably withheld), so that the aggregate number of parking spaces available to Tenant (i.e. both on the Land and in such alternative location) is at least eighty-two (82%) percent of the number of parking spaces available to Tenant prior to such taking, within ninety (90) days following the receipt by Landlord of Tenant's termination notice.

14.7 GENERAL TAKING PROVISIONS.  Upon the giving of any notice of termination
     -------------------------
based upon a taking (i.e. by Tenant pursuant to Section 14.6), this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Section 1.3, and the Annual Fixed Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to substantially the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Annual Fixed Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, (ii) a just proportion of the remainder of the Annual Fixed Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.

14.8 TAKING PROCEEDS.
     ---------------

     A. Except for any award specifically reimbursing Tenant for moving or relocation expenses, and except as set forth in Paragraph C of this Section 14.8, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request.

     B. For the purposes of Paragraph C of this Section 14.8, the following terms shall have the following meanings:

     "Award Balance" shall be the amount, if any, by which the total
      -------------
compensation and damages awarded in respect of a permanent taking exceeds the total of the portion of award allocable to the land on which the Buildings and other Improvements are situated (i.e. as if the land were not improved but as encumbered by, for example, all title matters) and all amounts payable in such event under bona fide ground leases or underlying leases and under all bona fide mortgages or other encumbrances which may now or hereafter be placed on, encumber or affect the real property of which the premises are a part, or any part of such real property.

     "Tenant's Improvements" shall be the unamortized portion (calculated on a
      ---------------------
straight-line basis over the remainder of initial Term of this Lease) of the amount of the Tenant Payment, determined as of the date of the eminent domain taking.

     "Book Value of Landlord's Work" shall be the unamortized cost of the
      -----------------------------
Buildings and other Improvements and related facilities (calculated on a straight-line basis over a 40-year period), determined as of the date of the eminent domain taking.

     C. Notwithstanding anything to the contrary contained in the reservation in Section 14.8, in the event of a permanent taking which results in the termination of this Lease, Tenant shall be entitled to receive out of the Award Balance, the amount of Tenant's Improvements, provided, however, that if the sum of Tenant's Improvements and the Book Value of Landlord's Work exceeds Award Balance, then Tenant's Improvements and Premises Book Value shall then be proportionately reduced to an amount which, when added together, shall equal the Award Balance; and, in such event, Tenant shall be entitled to receive out of the Award Balance the amount of Tenant's Improvements as so reduced.

14.9  TEMPORARY TAKINGS.  In the event of any taking of the Premises or any part
      -----------------
thereof for temporary use (i.e. not in excess of one (1) year): (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term, such award shall be apportioned between Landlord and Tenant as of the Expiration Date or earlier termination of this Lease.

                                  ARTICLE XV
                                  ----------
                                    DEFAULT
                                    -------

15.1  TENANT'S DEFAULT.  This Lease and the term of this Lease are subject to
      ----------------
      the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an "Event of Default" a "default of Tenant" or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

      (a) Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for fifteen (15) days after notice from Landlord thereof; or

      (b) Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section
           15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

      (c) The estate hereby created shall be taken on execution or by other process of law; or

      (d) Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

      (e) Tenant shall judicially be declared bankrupt or insolvent according to law; or

      (f) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or

     (g) any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within one hundred twenty (120) days after the institution of the same; or

     (h) Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding.

15.2 TERMINATION; RE-ENTRY.  Upon the happening of any one or more of the
     ---------------------
     aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord's agents or servants may give to Tenant a notice (hereinafter called "notice of termination") terminating this Lease on a date specified in such notice of termination (which shall be not less than thirty (30) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

     In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord's agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

     The words "re-enter" and "re-entry" as used throughout this Article XV are not restricted to their technical legal meanings.

15.3 CONTINUED LIABILITY; RE-LETTING.  If this Lease is terminated or if
     -------------------------------
     Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in good faith in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

     Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

     If Landlord elects to recover damages from Tenant pursuant to this Section 15.3, Landlord agrees to use reasonable efforts to relet the Premises after Tenant has vacated the entirety of the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant's Premises in a manner similar to the manner in which Landlord, or affiliates of Landlord, market other similar premises within their control in the Greater Boston area shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts." In no event shall Landlord be required to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed legal right to re-let the Premises free of any claim of Tenant.

15.4 LIQUIDATED DAMAGES.  Landlord may elect, as an alternative, which election
     ------------------
     shall be made within one (1) year after such termination or re-entry, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under
     Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to

     Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, either:

          (i) such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate equal to the Treasury bond rate ("Discount Rate") in effect at such time for bonds having a maturity date which is the same as the date that the Term of the Lease would have expired but for Tenant's default, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at the Discount Rate, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice; or

          (ii) an amount equal to the sum of the Annual Fixed Rent and all Additional Rent payable for the twelve (12) months ending as of the effective termination date of this Lease plus the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election plus any and all expenses which the Landlord may have incurred for and with respect to the collection of any of such rent.

     For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Operating Expenses under Section 6.2 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5 INTENTIONALLY OMITTED.
     ---------------------

15.6 SELF-HELP.
     ---------

     A.  Tenant Self-Help.  If, after the Actual Substantial Completion Date
         ----------------
     with respect to any portion of the Premises, a Landlord Default, as hereinafter defined, shall occur with respect to such portion of the Premises, Tenant may, without the need of Landlord's consent, if Landlord fails to cure such Landlord Default within the Landlord Cure Period, as hereinafter defined, perform the same for the account of Landlord. Landlord shall, within thirty
     (30) days of demand therefor, reimburse Tenant the sums so paid by Tenant in curing such Landlord Default, together with interest thereon at the Interest Rate, as defined in Paragraph C of this Section 15.6, accruing from the date that Tenant incurs the cost in question until Landlord pays such cost in full. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent or Additional Rent payable under this Lease for any reason relating to this Section 15.6, except as expressly hereinafter provided. If (i) Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant's demand therefor (such demand to include reasonable evidence of the costs so incurred by Tenant), and (ii) either:
                                   ---

          (x) Landlord does not, within ten (10) days of its receipt of such demand, give written notice to Tenant objecting to such demand and submitting such dispute to arbitration in accordance with Section 16.32, or
                 --

          (y) If Landlord timely disputes Tenant's demand, then Tenant obtains an arbitration award against Landlord based upon such breach by Landlord, which award becomes final, and beyond appeal, and Landlord fails to pay Tenant the amount of such award within thirty (30) days after Tenant obtains such award, then, subject to the last sentence of this Paragraph A, Tenant shall have the right to offset the amount of such sums demanded by Tenant, or awarded by Tenant in arbitration, as the case may be, together with accrued interest, as aforesaid, against the Annual Fixed Rent and Additional Rent payable hereunder until offset in full. For the purposes of this Section 15.6, a "Landlord Default" shall be defined as any default by Landlord in
     its obligations under the Lease.   Notwithstanding the foregoing, Tenant
     shall have no right, pursuant to this Paragraph A, to reduce any monthly installment of Base Rent by more than ten (10%) percent of the amount which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as it has been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, or the amount awarded to Tenant in arbitration, as the case may be, in which event Tenant may effect such offset by making deductions from each monthly installment of Base Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

     B.  Landlord Cure Period.  For the purposes of Paragraph A of this Section
         --------------------
     15.6, the "Landlord Cure Period" shall be defined as follows:

         (1) In the event of an emergency threatening life or property, or Tenant's interest in this Lease, three (3) days after receipt by Landlord of written notice from Tenant of such default;

         (2) In the event of any other Landlord Default, thirty (30) days after receipt by Landlord of written notice from Tenant of such Landlord Default. Notwithstanding the foregoing, in the event that Landlord has commenced to cure such Landlord Default within said thirty (30) day period, and so long as Landlord thereafter diligently prosecutes such cure to completion, the thirty (30) day period shall be extended to such period of time as Landlord reasonably requires to cure such default.

     C.  Landlord Self-Help.   If Tenant shall at any time fail to make any
         ------------------
     payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after thirty (30) days' notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate ("Lease Rate") equal to the sum of (a) the Base Rate from time to time announced by Fleet Boston Financial, N.A. or its successor as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

                                  ARTICLE XVI
                                  -----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

16.1 WAIVER.  Failure on the part of Landlord or Tenant to complain of any
     ------
     action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. A waiver shall be enforceable against either party only if such waiver is made in writing by the waiving party.

      Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

      No payment by either party, or acceptance by either party, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2  CUMULATIVE REMEDIES; SPECIFIC PERFORMANCE.  Except as expressly provided
      -----------------------------------------
      in this Lease, the specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which either party may lawfully, pursuant to the provisions of this Lease, be entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, either party shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant or Landlord, as the case may be.

16.3  QUIET ENJOYMENT.  Landlord agrees that, upon Tenant's paying the Annual
      ---------------
      Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease, without interruption or disturbance from Landlord, or anyone claiming by, through or under Landlord (other than Tenant itself), subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord's interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord's interest under this Lease, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4  SURRENDER.
      ---------

      (A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

      (B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to
      Section 9.5.

      (C) All furniture, equipment and personal property which remains in the Buildings or elsewhere on the Premises after: (i) the expiration or prior termination of the term of this Lease, (ii) Tenant has vacated the Premises, and (iii) Landlord has given Tenant at least ten (10) days prior written notice that it intends to exercise its rights under this Paragraph C, shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.5  BROKERAGE.  (A)  Tenant warrants and represents that Tenant has not dealt
      ---------
      with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.3 hereof; and in the event any claim is made against the Landlord relative to Tenant's dealings with brokers other than the broker designated in Section 1.3 hereof, Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify

      Landlord on account of loss, cost or damage which may arise by reason of such claim.

      (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.3 hereof; and in the event any claim is made against the Tenant relative to Landlord's dealings with brokers other than the broker designated in Section 1.3 hereof, Landlord shall defend the claim against Tenant with counsel of Tenant's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

      (C) Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section
      1.3 hereof, pursuant to a separate agreement.

16.6  INVALIDITY OF PARTICULAR PROVISIONS.  If any term or provision of this
      -----------------------------------
      Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7  PROVISIONS BINDING, ETC.  The obligations of this Lease shall run with the
      -----------------------
      land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which either Tenant has the right, pursuant to the provisions of Article XII hereof to assign its interest in the Lease, or in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8  RECORDING.  Each of Landlord and Tenant agree not to record the within
      ---------
      Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's and Tenant's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

16.9  NOTICES AND TIME FOR ACTION.  Whenever, by the terms of this Lease, notice
      ---------------------------
      shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

          If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), with a copy to Goulston & Storrs, 400 Atlantic Avenue, Boston, Ma 02110, Attention: Raymond M. Kwasnick, Esq.

          If intended for Tenant, addressed to Tenant at the address set forth on the first page of this Lease except that from and after the first Rent Commencement Date to occur, the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), Attention: to Mr. Joseph M. Joyce, Director of Real Estate, with a copy to Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Ma, 02109 Attention:
          John Griffin, Esq.

      Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

      Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

      Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

      Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10 WHEN LEASE BECOMES BINDING.  Employees or agents of Landlord have no
      --------------------------
      authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and

      Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.11 PARAGRAPH HEADINGS.  The paragraph headings throughout this instrument
      ------------------
      are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12 RIGHTS OF MORTGAGEE.  This Lease shall be subject and subordinate to any
      -------------------
      mortgage now or hereafter on the Property (or any part thereof) or the Buildings, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees, by a written instrument ("SNDA") in the customary form required by such mortgagee as amended by such commercially reasonable changes as Tenant may request and the mortgagee may reasonably approve, to recognize the right of Tenant to use and occupy the Premises and exercise all other rights and privileges under the Lease upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. Tenant acknowledges and agrees that any SNDA shall require that Tenant provide to the holder of such mortgage written notice of any defaults of Landlord and commercially reasonable cure periods to be negotiated between Tenant and such holder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage, even if Tenant had previously agreed to subordinate the Lease to such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

16.13 INTENTIONALLY OMITTED.
      ----------------------

16.14 INTENTIONALLY OMITTED.
      ----------------------

16.15 LANDLORD'S FINANCING; TENANT'S SHADOW RATING.   Tenant covenants and
      ---------------------------------------------
      agrees that it shall, upon written request of Landlord, cooperate with Landlord, in such manner as Landlord may reasonably request in connection with Landlord's obtaining financing from a third party in order to enable to perform its obligations under the Lease. Without limiting the foregoing, Tenant shall, upon Landlord's written request, obtain up to two so-called "shadow rating" ("Shadow Rating") from a rating agency reasonably acceptable to Landlord (e.g. Moody's or Standard & Poors). Tenant's obligations under this Section 16.15 shall not be a condition precedent to any obligation of the Landlord under this Lease. Landlord and Tenant shall each pay fifty (50%) percent of the fee charged by the rating agency for the first Shadow Rating requested by Landlord, as aforesaid, and Landlord shall pay the entire fee charged by the rating agency for the second Shadow Rating requested by Landlord, as aforesaid.

16.16 STATUS REPORT AND FINANCIAL STATEMENTS.  Recognizing that Landlord and
      --------------------------------------
      Tenant may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant and Landlord on the request of the other party (the "Requesting Party") made from time to time, will promptly furnish to the Requesting Party, or any existing or potential holder of any mortgage encumbering the Property, or any potential purchaser of the Property, or a prospective permitted assignee of Tenant's interest or a prospective permitted subtenant of the Premises, or any portion thereof (each an "Interested Party") a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, in connection with a sale or refinancing of the Buildings or the Property, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements ("Financial Statements") for the past three (3) years, provided that in no event shall Landlord request such statements more often than one (1) time per calendar year. So long as the entity holding Tenant's interest under the Lease is publicly traded, Tenant may satisfy its obligation to deliver such Financial Statements to Landlord by delivering to Landlord the same financial statements which it releases to the public. If Tenant delivers to Landlord Financial Statements which have not been disclosed to the public: Landlord shall treat such Financial Statements as confidential, and such Financial Statements may be disclosed only (i) as required by court order, (ii) to prospective purchasers and lenders and to financial advisors, investment bankers, lawyers and accountants, (iii) as may be required by Legal Requirements, or (iv) in connection with litigation between the parties. Any such status statement or Financial Statement delivered by Tenant pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17  INTENTIONALLY OMITTED
       ---------------------

16.18  HOLDING OVER.  Any holding over by Tenant after the expiration of the
       ------------
       term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the Hold-Over Percentage, as hereinafter defined, of the Annual Fixed Rent and Additional Rent payable by Tenant during the twelve month period immediately preceding the expiration of the term of the Lease, calculated (on a daily basis) for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. The "Hold-Over Percentage" shall be defined as 100% with respect to the first sixty (60) days after termination of the Term, and 150% with respect to any period of hold-over after the first sixty (60) days of hold-over. In addition, if such holding-over continues for a period of in excess of sixty (60) days, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

16.19  ENTRY BY LANDLORD.   Landlord, and its duly authorized representatives,
       -----------------
       shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Articles IV and VII), and to show the Premises to prospective tenants during the twenty-four (24) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees or during the existence of any Event of Default.

16.20  TENANT'S PAYMENTS.  Each and every payment and expenditure, other than
       -----------------
       Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. In the event that Tenant shall seek Landlord's consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

16.21  LATE PAYMENT.  If Landlord shall not have received any payment or
       ------------
       installment of Annual Fixed Rent or Additional Rent on or before the date (the "Due Date") fifteen (15) days after the date on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet Boston Financial, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22  COUNTERPARTS.  This Lease may be executed in several counterparts, each
       ------------
       of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23  ENTIRE AGREEMENT.  This Lease constitutes the entire agreement between
       ----------------
       the parties hereto, Landlord's managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24  LIMITATIONS ON LANDLORD'S LIABILITY.
       -----------------------------------

       (A) Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and the uncollected rents, issues and profits therein, and, subject to the rights of any mortgagee of Landlord which is unrelated to Landlord, and of Landlord to use such proceeds or awards for reconstruction, the insurance proceeds and taking awards therefor, Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord's interest hereunder, nor any beneficiary of any Trust of which any person from time to time holding Landlord's interest is Trustee, nor any such Trustee, nor any member, manager, partner, director or stockholder of Landlord or of Boston

       Properties, L.P. nor Landlord's managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord's interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord's interest is Trustee, or of any such Trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent, to respond in monetary damages from Landlord's assets other than Landlord's interest in the Property, as aforesaid.

       (B) In no event shall Landlord, Boston Properties, Inc., or Boston Properties Limited Partnership ever be liable for any indirect or consequential damages or loss of profits or the like.

       (C) Landlord agrees that notwithstanding any transfer of the Property, or Landlord's interest in the Property, prior to the occurrence of the last Rent Commencement Date, Boston Properties Limited Partnership shall, throughout the performance of the Landlord's Work, continue to have either a direct or indirect interest in the ownership of the Property, and Boston Properties Limited Partnership will have the authority to act on behalf of the Landlord entity in connection with all matters relating to the performance of Landlord's Work and the development of the Property.

16.25  NO PARTNERSHIP.  The relationship of the parties hereto is that of
       --------------
       landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26  LETTERS OF CREDIT.
       -----------------

       A.  General Letter of Credit.  Tenant shall deliver to Landlord a Letter
           -------------------------
       of Credit ("General Letter of Credit") in the amount of Eight Million Seven Hundred Thousand Dollars ($8,700,000.00) at the time that Tenant executes and delivers the Lease to Landlord. Landlord shall hold the General Letter of Credit throughout the Term of this Lease (including the Extended Terms, if exercised), unless sooner returned to Tenant as provided in this Section 16.26, as security for Tenant's obligation to pay Base Rent and Additional Rent under this Lease all obligations on the part of Tenant to be performed under this Lease. The Letter of Credit shall be in the form of an unconditional irrevocable letter of credit (the "General Letter of Credit") drawn on a bank which is satisfactory to Landlord, in Landlord's sole discretion, in the form attached hereto as Exhibit H-1, which General Letter of Credit shall permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to apply such General Letter of Credit and the proceeds thereof to the amount of any past due (i.e. after the giving of any applicable notice and the expiration of any applicable grace periods) Base Rent or Additional Rent and/or to any damages based upon the amount of Rent and

       Additional Rent payable by Tenant if the Lease is terminated based upon an Event of Default by Tenant or based upon the rejection of the Lease by Tenant in bankruptcy or similar proceedings. The General Letter of Credit shall be for a term of no less than one (1) year and shall in either case be renewed by Tenant each year thereafter and each renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). The General Letter of Credit shall be uncollateralized (i.e. Tenant shall have no obligation to provide collateral to the issuing bank in order to induce the issuing bank to issue the General Letter of Credit). In the event of a failure to so deliver such renewal General Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held by Landlord as a cash security deposit, subject to the terms of this Section 16.26. While Landlord holds such cash security deposit Landlord shall hold such deposit in a separate interest bearing account. If Landlord exercises its right to draw on any General Letter of Credit pursuant to the immediately preceding sentence Landlord agrees that it will accept a substitute General Letter of Credit, in the amount of the proceeds drawn by Landlord, conforming to the requirements of this Section 16.26 in exchange for such proceeds. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the proceeds of the General Letter of Credit, or any part thereof, to the amount of any past due (i.e. after the giving of any applicable notice and the expiration of any applicable grace periods) Base Rent or Additional Rent and/or to any damages based upon the amount of Rent and Additional Rent payable by Tenant if the Lease is terminated based upon an Event of Default by Tenant or based upon the rejection of the Lease by Tenant in bankruptcy or similar proceedings. In addition, in the event of a termination of the Lease based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages based upon the amount of Rent and Additional Rent payable by Tenant. Any amounts so drawn shall, at Landlord's election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. If Landlord so applies all or any portion of the proceeds of the General Letter of Credit, Tenant shall, within seven (7) days after notice from Landlord, deliver to Landlord a General Letter of Credit in the amount so drawn by Landlord, so that Landlord will again be holding the full amount of the General Letter of Credit then required to be provided by Tenant to Landlord. Provided that Tenant is not in default, beyond the expiration of applicable notice and grace periods, of its obligations under the Lease on each anniversary of the first Rent Commencement Date to occur, upon Tenant's request, Landlord shall pay to Tenant the amount of interest which has accrued on such account to the date of request, and Landlord shall, within ten (10) days of its receipt of such request pay such interest to Tenant. Neither the holder of a mortgage nor the ground lessor under a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of the General Letter of Credit, whether or not it succeeds to the position of Landlord hereunder, unless the General Letter of Credit shall have been received in hand by such holder or ground lessor.

B.   Annual Reductions of General Letter of Credit. Commencing on the first
     ---------------------------------------------
(1/st/) anniversary of the first Rent Commencement Date to occur, and annually thereafter during the Term on each anniversary of such Rent Commencement Date, the amount of the General Letter of Credit shall be reduced by One Million ($1,000,000.00) Dollars until the amount of the General Letter of Credit is equal to Three Million and 00/100 ($3,000,000.00) Dollars, at which time there shall be no further reduction in the General Letter of Credit. Notwithstanding the foregoing, the parties hereby agree that, if there is an increase in the amount of the General Letter of Credit pursuant to Section 12.2, the amount of the General Letter of Credit (as increased pursuant to Section 12.2) shall thereafter, on each anniversary of the date of the transfer of Tenant's interest in the Lease to the Successor Entity, be reduced by One Million ($1,000,000.00) Dollars until the amount of the General Letter of Credit is equal to Three Million and 00/100 ($3,000,000.00) Dollars, at which time there shall be no further reduction in the General Letter of Credit. Such annual reductions in the amount of the General Letter of Credit shall be effected either by: (i) Landlord exchanging the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount of the Letter of Credit by $1,000,000.00), or (ii) Landlord accepting in writing an amendment, in form reasonably to Landlord, to the General Letter of Credit then being held by Landlord whereby the amount of such General Letter of Credit is reduced by $1,000,000.00. It shall be an express condition to any reduction in the General Letter of Credit pursuant to this Paragraph B that Tenant is not then (i.e. as of the relevant anniversary date) in default under the terms of this Lease without the benefit of notice or grace. Notwithstanding the foregoing, if more than one Event of Default occurs in Tenant's obligations under the Lease during the twelve month period immediately preceding any date as of which a reduction in the amount of the General Letter of Credit is scheduled to occur, then there shall be no reduction in the amount of the General Letter of Credit pursuant to this Paragraph B on such scheduled reduction date.

C.   Return of General Letter of Credit. To the extent that Landlord has not
     ----------------------------------
previously drawn upon the General Letter of Credit , and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the termination date of the Lease, Landlord shall return the General Letter of Credit to Tenant within thirty (30) days after the termination of the term of the Lease.

D.   TI Letter of Credit. In accordance with Section 4.1 of the Lease, Tenant
     -------------------
shall deliver to Landlord a Letter of Credit ("TI Letter of Credit") in the amount of Sixteen Million Four Hundred Twenty-Nine Thousand Dollars ($16,429,000.00) at the time that Tenant executes and delivers the Lease to Landlord. The TI Letter of Credit shall be in the form of an unconditional irrevocable letter of credit (the "TI Letter of

      Credit") drawn on a bank reasonably satisfactory to Landlord in the form attached hereto as Exhibit H-2. The TI Letter of Credit shall be uncollateralized (i.e. Tenant shall have no obligation to provide collateral to the issuing bank in order to induce the issuing bank to issue the TI Letter of Credit). Tenant expressly acknowledges and agrees that Landlord shall have the right to pledge its interest in the TI Letter of Credit as security for any loan which Landlord may obtain in order to finance the Tenant Improvement Work. Neither the holder of a mortgage nor the ground lessor under a ground lease on property which includes the Premises shall never be responsible to Tenant for the return or application of the TI Letter of Credit, whether or not it succeeds to the position of Landlord hereunder, unless the TI Letter of Credit shall have been received in hand by such holder or ground lessor.

      E. In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

16.27 GOVERNING LAW. This Lease shall be governed exclusively by the provisions
      -------------
      hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.28 SIGNAGE.
      -------

      A. Subject to Tenant's obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed) and subject to Tenant obtaining all necessary governmental approvals and permits, Tenant shall have the right, at Tenant' own cost, to install Tenant identification on the Property. Landlord agrees that it shall, at Tenant's cost, cooperate with Tenant, in such manner as Tenant may reasonably request, in assisting Tenant with obtaining such governmental approvals and permits.

      B. Tenant shall, at the expiration or prior termination of the Term, remove, at Tenant's cost, all signage installed by Tenant which is visible from the exterior of the Buildings.

16.29 INTENTIONALLY OMITTED.
      ---------------------

16.30 LANDLORD'S CONSENT. Where any provision of the Lease does not permit one
      ------------------
      of the parties to take an action without obtaining the consent or approval or satisfaction of the other party, then, except as otherwise explicitly provided in the Lease, such consent or approval shall not be unreasonably withheld or delayed, provided however, that: the provisions of this
      Section 16.30 shall not apply to Article XII (the parties hereby acknowledging that Article XII sets forth the only conditions under which Landlord is required not to unreasonably withhold its consent to a proposed sublease or assignment by Tenant), and wherever Landlord's consent relates to alterations, work or signage which is visible outside of the Premises and is based upon aesthetic considerations, then Landlord's sole, but good faith bona fide, business judgment shall control.

16.31 TENANT'S RIGHT OF FIRST REFUSAL TO PURCHASE THE PROPERTY
      --------------------------------------------------------

      A. On the conditions, which conditions Landlord may waive by written notice to Tenant at any time, that: (i) there is no Event of Default in Tenant's obligations under the Lease, both at the time that Landlord gives the Offer to Purchase (defined herein) and as of the Closing Date (defined herein), (ii) Tenant has not assigned its interest in this Lease to anyone other an entity which is permitted to occupy the Premises pursuant to
      Section 12.2, (iii) Tenant has not subleased more than twenty-five (25%) percent of the Rentable Floor Area of the Buildings other than to those entities which are permitted to occupy the Premises pursuant to Section 12.2, and (iv) this Lease is still in full force or effect, Tenant shall have a one-time (except as set forth on Paragraph C of this Section 16.31) right to purchase the Property during the Term, as follows. At the time, if any, that Landlord receives an offer ("Third Party Offer") from a third party ("Third Party") to sell the Property which Landlord, in Landlord's sole discretion, is willing to accept from such Third Party, Landlord shall give to Tenant a written offer to purchase the Property ("Offer to Purchase"). The Offer to Purchase shall set forth the purchase price which Landlord is willing, in Landlord's sole discretion, to accept, the closing date (which shall be not earlier than 60 days after Landlord gives such Offer to Purchase to Tenant), and such other terms as are set forth in the Third Party Offer.

      B. Notwithstanding anything to the contrary herein contained, Tenant shall have no right to purchase the Property, nor shall Landlord be required to give an Offer to Purchase in connection with: (i) any transfer of beneficial interests in the Landlord entity, (ii) any transfer to an entity which is affiliated with Landlord or which is affiliated with one person or entity which has a beneficial interest in Landlord as of the Execution Date of this Lease, (iii) any transfer to any entity in connection with a merger into or acquisition of Boston Properties by a purchaser of Boston Properties Inc. or Boston Properties Limited Partnership, (iv) the granting of any mortgage affecting the Property, (v) any conveyance by reason of the foreclosure of any mortgage affecting the Property, or any deed in lieu of foreclosure, or (vi) a portfolio sale including the Property with one or more properties owned by Boston Properties Limited Partnership, Boston Properties, Inc. or an affiliate of either Boston Properties Limited Partnership or Boston Properties, Inc..

      C. Tenant may exercise its right to purchase the Property by giving written notice ("Exercise Notice") to Landlord on or before the date ten
      (10) days after the Landlord gives the Offer to Purchase to Tenant and by paying to Landlord a deposit ("Deposit") equal to ten (10%) percent of the Purchase Price. If Tenant does not timely give the Exercise Notice, or if Tenant does not timely pay the

     Deposit, then Tenant shall have no right to purchase the Property pursuant to this Section 16.31, unless either: (i) Landlord is willing to accept a Purchase Price from the Third Party which is less than ninety (90%) percent of the Purchase Price set forth in the Offer to Purchase, or (ii) Landlord does not transfer the Property to the Third Party. If either of such events, Landlord shall give to Tenant a new Offer to Purchase prior to conveying its interest in the Property to any third party, and the provisions of this Section 16.31 shall apply to such new Offer to Purchase as if such Offer to Purchase were the first Offer to Purchase given by Landlord to Tenant. If Tenant timely gives the Exercise Notice, then Landlord shall sell the Property to Tenant, and Tenant shall purchase the Property from Landlord upon the following terms and conditions, to the extent not inconsistent with the Offer to Purchase:

          1. Payment of Purchase Price The full Purchase Price (less the Deposit
             -------------------------
     previously paid by Tenant) shall be paid by certified bank check or wire transfer of federal funds at the time of delivery of the deed.

          2. Condition of Title and the Property; Discharge of Existing
             ----------------------------------------------------------
     Security. The Property shall be conveyed by good and sufficient quitclaim
     --------
     deed running to either Tenant, or to a nominee designated by Tenant by written notice to Landlord at least seven (7) days before Closing Date, said deed to convey good and clear record and marketable title, free from encumbrances except provisions of existing building and zoning laws, real estate taxes for the then current fiscal/tax year as are not due and payable on the date of delivery of the deed, any other matters affecting the Property as of the Execution Date of the Lease of which Tenant receives notice or has knowledge, and any other matters which do not materially adversely affect the use of the Property, as contemplated hereunder. Landlord may use the Purchase Price to discharge any encumbrances affecting the Property, provided that reasonable escrow arrangements are made so a nationally recognized title insurance company is willing to issue a title insurance policy to Tenant free of such encumbrances. The Property to Tenant shall be delivered in the same condition in which such Property is in as of the date that Landlord receives the Exercise Notice, reasonable wear and tear of the Property in the ordinary course of business excepted.

          3. Casualty or Taking. If, after Tenant has timely given its Exercise
             ------------------
     Notice and paid the Deposit, there is a casualty or taking which materially damages the Property, then, at Tenant's election, Tenant may, by written notice given within fifteen (15) days of such casualty or taking, either cancel the exercise of its option to purchase the Property (in which event, such cancellation shall be treated as if Tenant had failed to timely exercise its option to purchase the Property and, subject to the terms of this Section 16.31, Landlord shall return the Deposit to Tenant), or Tenant may elect to purchase the Property in accordance with the provisions of this Section 16.31 (in which event, Tenant shall accept the Property in its as-is condition as of the time of closing and Landlord shall assign to Tenant any portion of Landlord's insurance or taking proceeds which Landlord has not applied to the cost or repairing any damage to the Property caused by such casualty or taking). If Tenant cancels the exercise of its option to purchase the Property pursuant to this Subparagraph 3, then Tenant shall have no further right to purchase the Property pursuant to this Section 16.31, unless either: (i) Landlord is willing to accept a Purchase Price from the Third Party which is less than ninety (90%) percent of the Purchase Price set forth in the Offer to Purchase, or (ii) Landlord does not transfer the Property to the Third Party.

          4. Closing Date. The deed shall, subject to Subparagraph 5 of this
             ------------
     Paragraph C be delivered on the date set forth in the Offer to Purchase, unless otherwise agreed upon in writing. Time is of the essence of this
     Section 16.31.

          5. Extension of Closing Date. If Landlord is unable to give title or
             -------------------------
     make conveyance in accordance with Subparagraph 2 above, or if the Property does not conform with the provisions of Subparagraph 2, then Landlord shall use reasonable efforts (which shall not require Landlord to expend in excess of Twenty-Five Thousand ($25,000.00) Dollars, except that Landlord shall be required to remove, by bonding or otherwise, any liens, mortgages and other encumbrances of record which can be discharged by the payment of a fixed sum) to remove any defects in title or to make conveyance or to make the Property conform as aforesaid, and the Closing Date shall be extended for up to thirty (30) days.

          6. Failure to Perfect Title or Make the Property Conform. If at the
             -----------------------------------------------------
     expiration of the extended time (i.e. extended pursuant to Paragraph 5 above), Landlord shall have failed to remove any defects in title or make the Property conform, as aforesaid, then, at Tenant's option, Landlord shall have no obligation to convey the Property, Landlord shall return the Deposit to Tenant, Tenant shall have no obligation to pay the Purchase Price, and this Section 16.31 shall be void and without further force or effect. If the exercise of Tenant's option to purchase the Property is canceled pursuant to this Subparagraph 6, then Tenant shall have no further right to purchase the Property pursuant to this Section 16.31, unless either: (i) Landlord is willing to accept a Purchase Price from the Third Party which is less than ninety (90%) percent of the Purchase Price set forth in the Offer to Purchase, or (ii) Landlord does not transfer the Property to the Third Party.

          7. Deliveries by Landlord
             ----------------------

          Landlord shall, on the Closing Date, deliver to Tenant the following:

          (a)  A quitclaim deed of the Property, executed on behalf of Landlord;

          (b) An assignment and assumption Agreement with respect to its interest in the leases in effect in the Property executed on behalf of Landlord;

          (c)  A non-foreign persons affidavit, executed on behalf of Landlord;

          (d) An affidavit or other arrangements reasonably satisfactory to Tenant's title insurance company to protect Tenant against mechanics liens and with respect to the rights of parties in possession other than the Tenant, and anyone claiming under the Tenant;

          (e) A bill of sale with respect to all fixtures and equipment to be used in connection with the operation of the Property;

          (f)  IRS Form 1099-S;

          (g) Evidence of the authority of the signatory on behalf of Landlord; and

          (h) A statement from Landlord that all contracts with contractors supplying services to the Property on behalf of Landlord have either been terminated by Landlord or are terminable within one (1) year of the Closing Date.

          8. Deliveries by Tenant
             --------------------

          Tenant shall, on the Closing Date, deliver to Landlord the following:

          (a)  The balance of the Purchase Price;

          (b) An assignment and assumption agreement with respect to the leases then in effect in the Property;

          (c)  Evidence of the authority of the signatory on behalf of Tenant.

          9. Apportionment of Taxes, Rent, and Water and Sewer Use Charges;
             --------------------------------------------------------------
     Adjustments
     -----------

          Taxes and water and sewer use charges with respect to the Property for the then current year shall be apportioned between Landlord and Tenant as of the Closing Date. If the amount of said Taxes is not known at the Closing Date, they shall be apportioned on the basis of Taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and if the Taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed.

          10. Default by Tenant. If Tenant defaults in its obligations to
              -----------------
      purchase the Property after giving a timely Exercise Notice pursuant to this Section 16.31, then, as Landlord's sole remedy, Landlord shall retain the Deposit, and Tenant shall have no further right to purchase the Property.

16.32 ARBITRATION. Any disputes relating to provisions or obligations in this
      -----------
      Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Notwithstanding the foregoing, the parties hereby agree that the arbitrator for any disputes relating to Landlord's Work shall be Brian McKenna, McKenna & Company, Winchester, Ma ("Initial Arbitrator"), or Frank Vanzler, KVA Associates, Boston, Ma if the Initial Arbitrator is not available. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of ten (10) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

16.33 CONFIDENTIALITY
      ---------------

      This Lease and the specific terms and provisions thereof may not be disclosed by either party to any third party without the prior written consent of the other party, except (i) to the extent required by judicial order or other governmental rules or regulations or (ii) in connection with a law suit or other legal proceeding between the parties or (iii) to their partners, attorneys, officers, directors, employees, consultants so long as each party informs such persons of its obligations hereunder and their obligations under securities laws with respect to disclosure or information and trading in the stock of Tenant and Landlord or its affiliates. Each party shall give the other reasonable notice of any event which may require public disclosure of any information made confidential hereby. Neither party shall make any public announcement or press release with respect to the transactions contemplated hereby without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld.

     [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

     EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Execution Date set forth above.

WITNESS:                      LANDLORD:
                              Boston Properties Limited Partnership,
                              a Delaware limited partnership

                                   By:  Boston Properties, Inc.,
                                        a Delaware corporation
                                   Its: General Partner

                                   By:   /s/ James C. Rosenfeld
                                         -------------------------------
                                   Name:  James C. Rosenfeld
                                         -------------------------------
                                   Its:   Senior Vice President
                                         -------------------------------
                                         Hereunto duly authorized


WITNESS:                      TENANT:
                              Parametric Technology Corporation

                              By: /s/ Martha L. Durcan
                                  --------------------------
                                   Name:  Martha L. Durcan
                                         -------------------------------
                                   Its:   VP - Special Counsel
                                         -------------------------------
                                         Hereunto duly authorized

                                  EXHIBIT A-1
                                  -----------

                               LEGAL DESCRIPTION
                               -----------------


     A certain parcel of land situate in Needham, in the County of Norfolk and Commonwealth of Massachusetts, and being shown as lots number 3 and 4 [excepting fee in Southern Circumferential Highway (Route 128) no access and Kendrick Street] upon plan No. 29360A, which is filed in Norfolk Registry District with Certificate No. 67326, Book 337, the same being compiled from a plan drawn by Cheney Engineering Co., dated July 22, 1959, and additional data on file in the Land Registration Office, all as modified and approved by the Land Court.

Together with the right to use sewer and railroad easements and to connect with and use spur tracks, in common with others, as set forth in a deed from Vappi Development Company, Inc., to Georgia-Pacific Investment Company dated September 30, 1959, recorded in Book 3765, Page 122; as affected by Relocation of a Railroad Easement dated December 14, 1959, recorded in Book 3786, Page 430; and by Relocation of Railroad Easement dated January 31, 1961, filed as Document No. 225520.

Together with parking rights, in common with others entitled thereto, reserved in a deed dated January 1, 1973, filed as Document No. 339362.

                            EXHIBIT A-1 -- Page -1-

                                  EXHIBIT A-2
                                  -----------

                                   SITE PLAN
                                   ---------


                    (Graphical Depiction of Plan - Omitted)

                            EXHIBIT A-2 -- Page -1-

                                   EXHIBIT C

                  140 KENDRICK STREET, NEEDHAM, MASSACHUSETTS
                              LANDLORD'S SERVICES

I.   CLEANING:

     Cleaning and janitor services as provided below:

     A.   Office Areas:

          Daily: (Monday through Friday, inclusive, holidays excepted).

          1. Empty all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

          2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

          3.   Vacuum all rugs and carpeted areas and spot clean.

          4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector topes, within normal reach.

          5.   Wash clean all water fountains and sanitize.

          6. Move and dust under all desk equipment and telephone and replace same (but not computer terminals, specialized equipment or other materials).

          7.   Wipe clean all chrome and other bright work.

          8.   Hand dust grill work within normal reach.

          9. Main doors to Premises shall be locked and lights shut off upon completion of cleaning.

          Weekly:

          1.   Dust coat racks and the like.

          2.   Spot clean entrance doors, light switches and doorways.

                              EXHIBIT C -- Page 1

          Quarterly:

          1.   Render high dusting not reached in daily cleaning to include:

               a) dusting all pictures, frames, charts, graphs and similar wall hangings.

               b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

               c)   dusting all pipes, ducts and moldings.

               d)   dusting of all vertical blinds.

               e)   dust all ventilating, air conditioning, louvers and grills.

          2.   Spray buff all resilient floors.

     B.   LAVATORIES:

          Daily: (Monday through Friday, inclusive, holidays excepted).

          1.   Sweep and damp mop.

          2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

          3.   Wash both sides of all toilet seats.

          4.   Wash all basins, bowls and urinals.

          5.   Dust and clean all powder room fixtures.

          6.   Empty and clean paper towel and sanitary disposal receptacles.

          7.   Remove waste paper and refuse.

          8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

          Monthly:

                              EXHIBIT C -- Page 2

          1.   Machine scrub lavatory floors.

          2.   Wash all partitions and tile walls in lavatories.

          3.   Dust all lighting fixtures and grills in lavatories.

     C.   MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMONCORRIDORS:

          Daily: (Monday through Friday, inclusive, holidays excepted)

          1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

          2. Clean elevators, wash or vacuum floors, wipe down walls and doors.

          3.   Spot clean any metal work inside lobbies.

          4.   Spot clean any metal work surrounding building entrance doors.

          5.   Sweep all stairwells and dust handrails.

          Monthly:

          1.   All resilient tile floors in public areas to be spray buffed.

     D.   WINDOW CLEANING:

          All exterior windows shall be washed on the inside and outside surfaces no less than three (3) times per year.

          See attached Matrix for further cleaning Shedule.

II.  HVAC:

     A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 6.5 watts per square foot of useable floor area (i.e., 1.5 watts for lighting and 5.0 watts for power). In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper

                              EXHIBIT C -- Page 3
          functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

          Operating criteria of the basic system shall be as follows:

          i) Cooling season indoor conditions of not in excess of 75 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

          ii) Heating season minimum room temperature of 74 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

     B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during Normal Building Operating Hours (7:30 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

          If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use Landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as Additional Rent, upon receipt of billing, a sum equal to the cost incurred by Landlord plus the cost of make-up water and chemicals during the cooling season.

III. ELECTRICAL SERVICES:

     A. Landlord shall provide electric power for a combined load of 6.5 watts per square foot of usable area for lighting and for office machines through standard receptacles for the typical office space (i.e., 1.5 watts for lighting and 5.0 watts for power).

     B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computer and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.0 watts per square foot.

                              EXHIBIT C --Page 4

     C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.  ELEVATORS:

     Provide passenger elevator service.

V.   WATER:

     Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.  CARD ACCESS SYSTEM:

     Landlord will provide a card access system at one entrance to each Building. Except for such card access system, Landlord shall have no obligation to provide security services to the Property.

VII. SNOW REMOVAL:

     1 The contractor shall provide labor and materials to stake all areas deemed necessary by Management to ensure for proper plowing and sanding of the complex.

     2. All lots and raodways are to be clear of snow/ice by 6:30 a.m. and maintained throughout the day as necessary.

     3. The contractor shall begin plowing at one inch (1") of snow, being sure that the complex's entrance, its roadway, the parking area and garage roof, in that specific order are addressed.

     4. The contractor shall insure that the snow, when plowed, will not impede the walkways around the building.

     5. The contractor shall sand before or during - at management's request-icing conditions, be it snow, ice storm, or thaw-and-frees conditions. Only sand may be used unless it determined that we have emergency conditions.

     6. The contractor shall monitor weather conditions and provide for the necessary services (plowing or sanding) to ensure the complex is properly prepared at all times. The contractor may be apprised of the conditions by contacting security.

                              EXHIBIT C -- Page 5

     7. The contractor shall make available a supervisor to meet with management to discuss any problems that may occur/exist.

     8. The contractor shall report any and all accidents to management as soon as possible.

     9. The contractor shall and will be responsible for all damage done to any tenant's vehicle or property as a result of snow removal and sanding activities under the contractor's responsibility.

     10.    The contractor shall be required to maintain all equipment.

     VIII.  Landscape Services
            ------------------

     A. Spring Clean Up

               1. Remove damaged and inappropriately growing branches from any trees.

               2. Clean up beds of all winter debris and weeds and install bark mulch (state quantity).

               3.   Prune all appropriate bushes to remove winter damage.

               4.   Apply pre emergent weed control.

               5.   Apply fertilizer to trees.

               6.   Rake all areas to remove accumulated debris and weeds.

               7.   Reseed grass areas where necessary.

               8.   Irrigation start-up and shut-down.

               9.   Edge all beds.

               10.  Mechanically sweep all roads and parking areas.

               11.  Dispose of all sand off-site.

     B. Annual Maintenance

                              EXHIBIT C -- Page 6

               1.   Weekly moving of lawn area.

               2.   Weekly cleaning and weeding of bed areas.

               3. Spring flower installation (state types of flowers and quantities).

               4. Summer flower installation (state types of flowers and quantities.)

               5. Fall flower installation (state types of flowers and quantities).

               6. MDC trail surrounding the Lake will receive thorough clean-up, including cleaning the trail of debris, raking and trimming bushes to keep park are clear.


     C.  Plant Healthcare

               1.   Application of dormant oil to trees and shrubs.

               2.   Follow-up application of insecticidal soap.

               3.   Spring application of fertilizer to trees and shrubs.

               4.   Fall application of fertilizer to trees and shrubs.
     D.  Lawn Maintenance

               1. Mow and trim all lawns on a weekly basis beginning with the last week of April to the first week of May continuing through October.

               2.   All clippings to be removed from site.

               3. All walkways and roadways will be wind swept of all lawn clippings.

               4. Spring application: Apply balanced fertilizer with pre-emergent crab grass control.

               5. Late Spring, Early Summer Application: Apply balanced fertilizer with insect control, apply broadleaf weed control, and spot application as needed.

               6.   Late Summer, Early Fall Application: Apply balanced

                              EXHIBIT C -- Page 7
                    slow release fertilizer, apply broadleaf weed control, and spot application as needed.

               7.   Fall Dormant Feeding: Apply heavy rate of fertilizer.

               8.   Apply Limestone in late fall.

               9. Additional applications for the insect or disease problems will be diagnosed and corrected.

     E. Tree and Shrub Care

               1. Apply granulars slow release fertilizer to all shrubs and ground cover.

               2.   Deep root feed all deciduous trees during the late fall.

               3. Apply anti-deiccant to evergreens, azaleas and rhododendrons to protect shrubs from winter kill and wind burn.

     F. Tree and Shrub Pruning

               1 Trim and prune all deciduous shrubs twice yearly, one in early spring to remove winter kill and dead/dying branches, once in June/July.

               2. Prune all evergreen shrubs twice yearly; one in spring to remove winter kill and dead/dying branches, and once in June to remove new growth to maintain the natural character of the plant.

               3.   Lightly prune and shape all trees up to 18 feet.

     G. Fall Clean-Up

               1. In October through November as weather permits, rake vacuum and remove leaves throughout complex. All material to be disposed of off-site.

               2.   Apply anti-desiccant to shrubs.

                              EXHIBIT C -- Page 8

     H. Weed Control

               1.   Weed plant beds as necessary on a weekly basis.

               2. Apply liquid weed control to curb lines and hardscape paved surfaces.

     I. Irrigation Maintenance (Start-Up and Shut-Off)

               1.   Turn on water source.

               2.   Program control clock.

               3.   Start up system, test all zones.

               4.   Shut off water source.

               5.   Turn off controller and unplug.

               6.   Blow out lines and valves.

IX.  VENDOR CONTRACTS

     Landlord will competitively bid all services to reputable contractors. These contracts will be reviewed yearly for both price and services. All contracts shall have 'for cause' terminations with manageable time frames to discontinue service.

                              EXHIBIT C -- Page 9

                                   EXHIBIT D
                                   ---------

                             PROPERTY FLOOR PLANS
                             --------------------


                    (Graphical Depiction of Plan - Omitted)

                              EXHIBIT D -- Page 1

                                   EXHIBIT E
                                   ---------

               DECLARATION AFFIXING THE COMMENCEMENT DATE, RENT
               ------------------------------------------------
                COMMENCEMENT DATE, AND EXPIRATION DATE OF LEASE
                -----------------------------------------------

     THIS AGREEMENT made this _______ day of _____________, 199__, by and between _____________ LLC, but not individually (hereinafter "Landlord") and Parametric Technology Corporation, a Delaware corporation (hereinafter "Tenant").

                         W I T N E S S E T H  T H A T
                         -------------------- -------

     1. This Agreement is made pursuant to Section 3.1 of that certain Lease dated _____________, ___, 19 ___ between Landlord and Tenant.

     2. It is hereby stipulated that the Lease Term commenced on __________ ____, 1999 (being the "Commencement Date" under the Lease); the Rent Commencement Date with respect to Building __ occurred on _________ ; and the Expiration Date of the Lease Term shall occur on __________, 20__, unless sooner extended or terminated, as provided for in the Lease.

     WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

                                        LANDLORD:
                                        Boston Properties Limited Partnership,
                                        a Delaware limited partnership

                                             By:  Boston Properties, Inc.,
                                                  a Delaware corporation
                                             Its: General Partner


                                                    ________________________
                                             Name:  ________________________
                                             Its:   ________________________
                                                    Hereunto duly authorized


                                        TENANT:
                                        Parametric Technology Corporation

                                        By: ________________________
                                             Name:  ________________________
                                             Its:   ________________________
                                                    Hereunto duly authorized

                              EXHIBIT E -- Page 1

                                   EXHIBIT F
                                   ---------

                             INTENTIONALLY OMITTED
                             ---------------------

                              EXHIBIT F -- Page 1

                                   EXHIBIT G
                                   ---------

              BROKER DETERMINATION OF PREVAILING FAIR MARKET RENT
              ---------------------------------------------------

Definition of Prevailing Fair Market Rent:

"Prevailing Fair Market Rent" shall be defined as of the date in question as the rent for the Premises in its "as-is" condition to third parties who are not then occupying the Premises, When making such determination, reference is made to lease transactions for comparable space in comparable buildings in the Route 128 area from Needham to Waltham ("Market Area"). Appropriate adjustments shall be made to the rental rates for such transactions to take into account all relevant factors, including without limitation, any economic concessions then being granted by landlords to tenants.

Notwithstanding any implication to the contrary in the Lease contained, Landlord shall have no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any extension option under the Lease; however, if Landlord does not elect to provide such allowance or to perform any work, the Prevailing Fair Market Rent shall nevertheless, as provided above, take into account whether construction allowances are granted by landlords and whether work is being performed by landlords for the benefit of tenants.

Broker Determination Process:

     Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Fair Market Rent, the following procedures and requirements shall apply:

1.   Request. Tenant or Landlord (the "Requesting Party") shall send a notice to
     -------
     the other party in accordance with the applicable provision of the Lease, requesting a Broker Determination of the Prevailing Fair Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by the Requesting Party to act for the Requesting Party, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by the Requesting Party and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Property located in the Market Area, and (iii) explicitly state that the other party ("Responding Party") is required to notify the Requesting Party within twenty (20) days of an additional broker selected by the Responding Party.

2.   Response. Within twenty (20) days after the Responding Party's receipt of
     --------
     the Requesting Party's notice requesting the Broker Determination and stating the name of the broker selected by the Requesting Party, the Responding Party shall

                              EXHIBIT G -- Page 1
     give written notice to the Requesting Party of the Responding Party's selection of a broker having at least the affiliation and experience referred to above.

3.   Selection of Third Broker. Within ten (10) days thereafter the two (2)
     -------------------------
     brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.   Rental Value Determination. Within thirty (30) days after the selection of
     --------------------------
     the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the Prevailing Fair Market Rent. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of their determination of the applicable Prevailing Fair Market Rent ("Broker Determination").

5.   Resolution of Broker Deadlock. If the Brokers are unable to agree at least
     -----------------------------
     by majority on a determination of Prevailing Fair Market Rent, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty
     (30) day period for making said determination setting forth their individual determinations of Prevailing Fair Market Rent, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the Prevailing Fair Market Rent.

6.   Costs. Each party shall pay the costs and expenses of the broker selected
     -----
     by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

7.   Failure to Select Broker or Failure of Broker to Serve. If the Requesting
     ------------------------------------------------------
     Party shall have requested a Broker Determination and the Responding Party shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then the Requesting Party's broker shall alone make the determination of the Prevailing Fair Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of the Responding Party's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who

                              EXHIBIT G -- Page 2
     continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc., and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

                              EXHIBIT G --Page 3

                                  EXHIBIT H-1
                                  -----------
                                FORM OF GENERAL
                                ---------------
                               LETTER OF CREDIT
                               ----------------

BENEFICIARY:                                      ISSUANCE DATE:

                                                  ________________, 199__

[Landlord's Name]
c/o ______________________                        IRREVOCABLE STANDBY
                                                  LETTER OF CREDIT NO.


ACCOUNTEE/APPLICANT:                              MAXIMUM/AGGREGATE
                                                  CREDIT AMOUNT:______
_________________                                 USD ______________
[TENANT NAME]

GENTLEMEN:

     We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed
____________________ US Dollars ($___________) available by your draft(s) drawn on ourselves at sight accompanied by:

     Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the "Lease") dated _____________________ by and between Boston Properties Limited Partnership, as Landlord, and Parametric Technology Corporation, as Tenant.

     Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

     You shall have the right to make partial draws against this Letter of Credit, from time to time.

     Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)".

     This Letter of Credit shall expire at our office on ______________, 200_ (the "Stated Expiration Date"). It is a condition of this Letter of Credit that the Stated
                             EXHIBIT H-1 -- Page 1

Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

                             EXHIBIT H-1 -- Page 2

                                  EXHIBIT H-2
                                  -----------
                          FORM OF TI LETTER OF CREDIT
                          ---------------------------

BENEFICIARY:                                      ISSUANCE DATE:
                                                  ________________, 199__

[Landlord's Name]
c/o _____________________                         IRREVOCABLE STANDBY
                                                  LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:                              MAXIMUM/AGGREGATE
                                                  CREDIT AMOUNT:______
_________________                                 USD ______________
[TENANT NAME]

GENTLEMEN:

     We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed
____________________ US Dollars ($___________) available by your draft(s) drawn on ourselves at sight accompanied by:

     Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the "Lease") dated _________________ by and between Boston Properties Limited Partnership, as Landlord, and Parametric Technology Corporation, as Tenant.

     Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

     You shall have the right to make partial draws against this Letter of Credit, from time to time.

     Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)".

     This Letter of Credit shall expire at our office on ________________, 200_ (the "Stated Expiration Date").

                             EXHIBIT H-2 --Page 1